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                                   AAR CORP.

                                  $75,000,000

         $20,000,000 7.98% Series 2001-A1 Senior Notes due May 15, 2008
                                      and
         $55,000,000 8.39% Series 2001-A2 Senior Notes due May 15, 2011



                                ----------------

                            NOTE PURCHASE AGREEMENT

                                ----------------



                            DATED AS OF MAY 1, 2001



================================================================================

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                               TABLE OF CONTENTS

SECTION                             HEADING                                 PAGE

SECTION 1.      AUTHORIZATION OF NOTES.........................................1


SECTION 2.      SALE AND PURCHASE OF NOTES ....................................1

  Section 2.1.  Series 2001-A Notes............................................1
  Section 2.2.  Additional Series of Notes.....................................2

SECTION 3.      CLOSING........................................................2


SECTION 4.      CONDITIONS TO CLOSING..........................................3

  Section 4.1.  Representations and Warranties.................................3
  Section 4.2.  Performance; No Default........................................3
  Section 4.3.  Compliance Certificates........................................3
  Section 4.4.  Opinions of Counsel............................................4
  Section 4.5.  Purchase Permitted by Applicable Law, Etc......................4
  Section 4.6.  Related Transactions...........................................4
  Section 4.7.  Payment of Special Counsel Fees................................4
  Section 4.8.  Private Placement Number.......................................4
  Section 4.9.  Changes in Corporate Structure.................................4
  Section 4.10. Proceedings and Documents......................................4
  Section 4.11. Conditions to Issuance of Additional Notes.....................5

SECTION 5.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................5

  Section 5.1.  Organization; Power and Authority..............................5
  Section 5.2.  Authorization, Etc.............................................5
  Section 5.3.  Disclosure.....................................................6
  Section 5.4.  Organization and Ownership of Shares of Subsidiaries;
                 Affiliates....................................................6
  Section 5.5.  Financial Statements...........................................7
  Section 5.6.  Compliance with Laws, Other Instruments, Etc ..................7
  Section 5.7.  Governmental Authorizations, Etc...............................7
  Section 5.8.  Litigation; Observance of Statutes and Orders..................7
  Section 5.9.  Taxes..........................................................7
  Section 5.10. Title to Property; Leases .....................................8
  Section 5.11. Licenses, Permits, Etc.........................................8
  Section 5.12. Compliance with ERISA..........................................8
  Section 5.13. Private Offering by the Company................................9
  Section 5.14. Use of Proceeds; Margin Regulations............................9
  Section 5.15. Existing Debt; Future Liens...................................10
  Section 5.16. Foreign Assets Control Regulations, Etc ......................10
  Section 5.17. Status under Certain Statutes.................................10


                                       -i-

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  Section 5.18. Environmental Matters ........................................10

SECTION 6.      REPRESENTATIONS OF EACH PURCHASER.............................11

  Section 6.1.  Purchase for Investment.......................................11
  Section 6.2.  Source of Funds...............................................11

SECTION 7.      INFORMATION AS TO COMPANY.....................................13

  Section 7.1.  Financial and Business Information............................13
  Section 7.2.  Officer's Certificate.........................................15
  Section 7.3.  Inspection....................................................16

SECTION 8.      PREPAYMENT OF THE NOTES.......................................16

  Section 8.1.  No Scheduled Prepayments of the Series 2001-A Notes...........16
  Section 8.2.  Optional Prepayments with Make-Whole Amount...................16
  Section 8.3.  Allocation of Partial Prepayments.............................17
  Section 8.4.  Maturity; Surrender, Etc......................................17
  Section 8.5.  Purchase of Notes.............................................17
  Section 8.6.  Make-Whole Amount for Series 2001-A Notes.....................18
  Section 8.7.  Change in Control.............................................19

SECTION 9.      AFFIRMATIVE COVENANTS.........................................21

  Section 9.1.  Compliance with Law...........................................21
  Section 9.2.  Insurance.....................................................22
  Section 9.3.  Maintenance of Properties.....................................22
  Section 9.4.  Payment of Taxes..............................................22
  Section 9.5.  Corporate Existence, Etc......................................22

SECTION 10.     NEGATIVE COVENANTS ...........................................22

  Section 10.1. Consolidated Adjusted Net Worth...............................22
  Section 10.2. Current Ratio.................................................23
  Section 10.3. Limitations on Debt...........................................23
  Section 10.4. Liens.........................................................23
  Section 10.5. Sale of Assets. etc...........................................26
  Section 10.6. Merger, Consolidation, etc....................................26
  Section 10.7. Line of Business..............................................27
  Section 10.8. Transactions with Affiliates..................................27
  Section 10.9. Designation of Restricted and Unrestricted Subsidiaries.......27

SECTION 11.     EVENTS OF DEFAULT.............................................28

SECTION 12.     REMEDIES ON DEFAULT, ETC......................................30

  Section 12.1. Acceleration..................................................30
  Section 12.2. Other Remedies................................................31


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  Section 12.3. Rescission ...................................................31
  Section 12.4. No Waivers or Election of Remedies, Expenses, Etc ............31

SECTION 13.     REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES ................31

  Section 13.1. Registration of Notes.........................................31
  Section 13.2. Transfer and Exchange of Notes................................32
  Section 13.3. Replacement of Notes..........................................32

SECTION 14.     PAYMENTS ON NOTES.............................................32

  Section 14.1. Place of Payment..............................................32
  Section 14.2. Home Office Payment...........................................33

SECTION 15.     EXPENSES, ETC.................................................33

  Section 15.1. Transaction Expenses .........................................33
  Section 15.2. Survival......................................................33

SECTION 16.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT..34

SECTION 17.     AMENDMENT AND WAIVER..........................................34

  Section 17.1. Requirements..................................................34
  Section 17.2. Solicitation of Holders of Notes .............................34
  Section 17.3. Binding Effect, Etc ..........................................35
  Section 17.4. Notes Held by Company, Etc....................................35

SECTION 18.     NOTICES.......................................................35

SECTION 19.     REPRODUCTION OF DOCUMENTS.....................................36

SECTION 20.     CONFIDENTIAL INFORMATION......................................36

SECTION 21.     SUBSTITUTION OF PURCHASER ....................................37

SECTION 22.     MISCELLANEOUS.................................................37

  Section 22.1. Successors and Assigns........................................38
  Section 22.2. Payments Due on Non-Business Days.............................38
  Section 22.3. Severability..................................................38
  Section 22.4. Construction..................................................38
  Section 22.5. Counterparts..................................................38
  Section 22.6. Governing Law ................................................38


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SCHEDULE A     -- INFORMATION RELATING TO COMMITMENTS AND PURCHASERS

SCHEDULE B     -- DEFINED TERMS

SCHEDULE 5.4   -- Subsidiaries of the Company and Ownership of Subsidiary Stock

SCHEDULE 5.5   -- Financial Statements

SCHEDULE 5.15  -- Existing Indebtedness

EXHIBIT 1-A    -- Form of 7.98% Series 2001-A1 Senior Note due May 15, 2008

EXHIBIT 1-B    -- Form of 8.39% Series 2001-A2 Senior Note due May 15, 2011

EXHIBIT 4.4(a) -- Form of Opinion of Special Counsel for the Company

EXHIBIT 4.4(b) -- Form of Opinion of Special Counsel for the Purchasers

EXHIBIT S      -- Form of Supplement


                                      -v-
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                                   AAR CORP.
                           1100 NORTH WOOD DALE ROAD
                           WOOD DALE, ILLINOIS 60191

         $20,000,000 7.98% Series 2001-A1 Senior Notes due May 15, 2008
                                      and
         $55,000,000 8.39% Series 2001-A2 Senior Notes due May 15, 2011

                                                                     Dated as of
                                                                     May 1, 2001

TO THE PURCHASERS LISTED IN
     THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

         AAR CORP., a Delaware corporation (the "Company"), agrees with the Purchasers listed in the attached Schedule A to this Note Purchase Agreement (this "Agreement") as follows:

SECTION 1. AUTHORIZATION OF NOTES.

         The Company will authorize the issue and sale of (i) $20,000,000 aggregate principal amount of its 7.98% Series 2001-A1 Senior Notes due May 15, 2008 (the "TRANCHE A1 NOTES"), and (ii) $55,000,000 aggregate principal amount of its 8.39% Series 2001-A2 Senior Notes due May 15, 2011 (the "TRANCHE A2 NOTES" and together with the Tranche A1 Notes, the "SERIES 2001-A NOTES"). The Series 2001-A Notes together with each Series of Additional Notes which may from time to time be issued pursuant to the provisions of Section 2.2 are collectively referred to as the "NOTES" (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement). The Tranche A1 Notes and the Tranche A2 Notes shall be substantially in the forms set out in Exhibits 1-A and 1-B, respectively, with such changes therefrom, if any, as may be approved by the Purchasers and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2. SALE AND PURCHASE OF NOTES.

         SECTION 2.1. SERIES 2001-A NOTES. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Series 2001-A Notes in the principal amount and of the Tranche specified opposite such Purchaser's name in Schedule A at the purchase price of 100% of the principal amount thereof. The obligations of each Purchaser hereunder are several and not joint obligations and each Purchaser shall have no obligation and no liability to any Person for the performance or nonperformance by any other Purchaser hereunder.

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AAR Corp.                                               Note Purchase Agreement

         SECTION 2.2. ADDITIONAL SERIES OF NOTES. The Company may, from time to time, in its sole discretion but subject to the terms hereof, issue and sell one or more additional Series of its unsecured promissory notes under the provisions of this Agreement pursuant to a supplement (a "SUPPLEMENT") substantially in the form of Exhibit S. Each additional Series of Notes (the "ADDITIONAL NOTES") issued pursuant to a Supplement shall be subject to the following terms and conditions:

                  (i) each Series of Additional Notes, when so issued, shall be differentiated from all previous Series by sequential alphabetical designation inscribed thereon;

                  (ii) Additional Notes of the same Series may consist of more than one different and separate Tranches and may differ with respect to outstanding principal amounts, maturity dates, interest rates and premiums, if any, and price and terms of redemption or payment prior to maturity, but all such different and separate tranches of the same Series shall vote as a single class and constitute one Series;

                  (iii) each Series of Additional Notes shall be dated the date of issue, bear interest at such rate or rates, mature on such date or dates, be subject to such mandatory and optional prepayment on the dates and at the premiums, if any, have such additional or different conditions precedent to closing, such representations and warranties and such additional covenants as shall be specified in the Supplement under which such Additional Notes are issued and upon execution of any such Supplement, this Agreement shall be amended to reflect such additional covenants without further action on the part of the holders of the Notes outstanding under this Agreement, PROVIDED, that any such additional covenants shall inure to the benefit of all holders of Notes so long as any Additional Notes issued pursuant to such Supplement remain outstanding;

                  (iv) each Series of Additional Notes issued under this Agreement shall be in substantially the form of Exhibit 1 to Exhibit S hereto with such variations, omissions and insertions as are necessary or permitted hereunder;

                  (v) the minimum principal amount of any Note issued under a Supplement shall be $100,000, except as may be necessary to evidence the outstanding amount of any Note originally issued in a denomination of $100,000 or more;

                  (vi) all Additional Notes shall constitute Senior Debt of the Company and shall rank PARI PASSU with all other outstanding Notes; and

                  (vii) no Additional Notes shall be issued hereunder if at the time of issuance thereof and after giving effect to the application of the proceeds thereof, any Default or Event of Default shall have occurred and be continuing.

SECTION 3. CLOSING.

         The sale and purchase of the Series 2001-A Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, at


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10:00 a.m. Chicago time, at a closing (the "Closing") on June 7, 2001 or on such other Business Day thereafter on or prior to June 30, 2001 as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Series 2001-A Notes of the Tranche to be purchased by such Purchaser in the form of a single Series 2001-A Note of such Tranche (or such greater number of Series 2001-A Notes of such Tranche in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser's name (or in the name of such Purchaser's nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 58-04493, ABA No. 071000013 at Bank One, Chicago, Illinois 60670. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in
Section 4 shall not have been fulfilled to any Purchaser's satisfaction, such Purchaser shall, at such Purchaser's election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4. CONDITIONS TO CLOSING.

         The obligation of each Purchaser to purchase and pay for the Series 2001-A Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to or at the Closing, of the following conditions:

         SECTION 4.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

         SECTION 4.2. PERFORMANCE; NO DEFAULT. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and, after giving effect to the issue and sale of the Series 2001-A Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Restricted Subsidiary shall have entered into any transaction since April 16, 2001, the date of the Memorandum, that would have been prohibited by Sections 10.4, 10.5, 10.6, 10.7 or 10.8 hereof had such Sections applied since such date.

        SECTION 4.3. COMPLIANCE CERTIFICATES.

                  (a) OFFICER'S CERTIFICATE. The Company shall have delivered to such Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

                  (b) SECRETARY'S CERTIFICATE. The Company shall have delivered to such Purchaser a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Series 2001-A Notes and this Agreement.


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         SECTION 4.4. OPINIONS OF COUNSEL. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Donald J. Vilim, Esq., Senior Counsel of the Company, and Schiff Hardin & Waite, counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or the Purchasers' special counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to such Purchaser) and (b) from Chapman and Cutler, the Purchasers' special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

         SECTION 4.5. PURCHASE PERMITTED BY APPLICABLE LAW, ETC. On the date of the Closing each purchase of Series 2001-A Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which each Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject any Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by any Purchaser, such Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

         SECTION 4.6. RELATED TRANSACTIONS. The Company shall have consummated the sale of the entire principal amount of the Series 2001-A Notes scheduled to be sold on the date of Closing pursuant to this Agreement.

         SECTION 4.7. PAYMENT OF SPECIAL COUNSEL FEES. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing, the fees, charges and disbursements of the Purchasers' special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

         SECTION 4.8. PRIVATE PLACEMENT NUMBER. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each Tranche of the Series 2001-A Notes.

         SECTION 4.9. CHANGES IN CORPORATE STRUCTURE. The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

         SECTION 4.10. PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and such Purchaser's special counsel, and such Purchaser and such Purchaser's special counsel shall have

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received all such counterpart originals or certified or other copies of such documents as such Purchaser or such Purchaser's special counsel may reasonably request.

         SECTION 4.11. CONDITIONS TO ISSUANCE OF ADDITIONAL NOTES. The obligations of the Additional Purchasers to purchase any Additional Notes shall be subject to the following conditions precedent, in addition to the conditions specified in the Supplement pursuant to which such Additional Notes may be issued:

                  (a) COMPLIANCE CERTIFICATE. A duly authorized Senior Financial Officer shall execute and deliver to each Additional Purchaser and each holder of Notes an Officer's Certificate dated the date of issue of such Series of Additional Notes stating that such officer has reviewed the provisions of this Agreement (including any Supplements hereto) and setting forth the information and computations (in sufficient detail) required in order to establish whether the Company is in compliance with the requirements of Section 10.3 on such date.

                  (b) EXECUTION AND DELIVERY OF SUPPLEMENT. The Company and each such Additional Purchaser shall execute and deliver a Supplement substantially in the form of Exhibit S hereto.

                  (c) REPRESENTATIONS OF ADDITIONAL PURCHASERS. Each Additional Purchaser shall have confirmed in the Supplement that the representations set forth in Section 6 are true with respect to such Additional Purchaser on and as of the date of issue of the Additional Notes.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to each Purchaser that:

         SECTION 5.1. ORGANIZATION; POWER AND AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

         SECTION 5.2. AUTHORIZATION, ETC. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general

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principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         SECTION 5.3. DISCLOSURE. The Company, through its agent, Banc of America Securities LLC, has delivered to each Purchaser a copy of a Private Placement Memorandum, dated April 16, 2001 (the "MEMORANDUM"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. The documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the financial statements listed in
Schedule 5.5, since May 31, 2000, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any of its Subsidiaries except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact Known to the Company that could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.4. ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Restricted and Unrestricted Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries,
(iii) of the Company's directors and senior officers and (iv) Investments permitted pursuant to paragraph (d) of the definition of "Restricted Investments".

         (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

         (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

         (d) No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

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         SECTION 5.5. FINANCIAL STATEMENTS. The Company has delivered to each
Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

         SECTION 5.6. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Restricted Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or other Material agreement or instrument to which the Company or any Restricted Subsidiary is bound or by which the Company or any Restricted Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Restricted Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Restricted Subsidiary.

         SECTION 5.7. GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

         SECTION 5.8. LITIGATION; OBSERVANCE OF STATUTES AND ORDERS. (a) There are no actions, suits or proceedings pending or, to the Knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.9. TAXES. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any returns or taxes and assessments (a) the filing or amount of which is not individually or in the aggregate Material or (b) the amount, applicability

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or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended May 31, 1997.

         SECTION 5.10. TITLE TO PROPERTY; LEASES. The Company and its Restricted Subsidiaries have good and sufficient title to their respective properties that they own or purport to own and that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Restricted Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all Material respects. The property of Unrestricted Subsidiaries is not material individually or in the aggregate in relationship to the property of the Company and its Subsidiaries on a consolidated basis, and the aggregate cash flow attributable to Unrestricted Subsidiaries is not material in relationship to the cash flow of the Company and its Subsidiaries on a consolidated basis.

         SECTION 5.11. LICENSES, PERMITS, ETC.

                  (a) the Company and its Restricted Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without Known conflict with the rights of others except for those conflicts, that, individually or in the aggregate, could not have a Material Adverse Effect;

                  (b) to the best Knowledge of the Company, no product of the Company or any of its Restricted Subsidiaries infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

                  (c) to the best Knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Restricted Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Restricted Subsidiaries.

         SECTION 5.12. COMPLIANCE WITH ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as could not be individually or in the aggregate Material.

         (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The Company has no present intent to terminate any Plan, and, accordingly, each Plan is evaluated as a continuing Plan. The term "BENEFIT LIABILITIES" has the meaning specified in Section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meanings specified in Section 3 of ERISA.

         (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under
Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

         (d) Except as set forth in Note 6 to the Company's financial statements for its fiscal year ended May 31, 2000, the expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries is not Material.

         (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of each Purchaser's representation in Section
6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

         SECTION 5.13. PRIVATE OFFERING BY THE COMPANY. Neither the Company nor anyone acting on its behalf has, in the six months preceding Closing, offered the Series 2001-A Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than not more than 62 Institutional Investors (including the Purchasers), each of which has been offered the Series 2001-A Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

         SECTION 5.14. USE OF PROCEEDS; MARGIN REGULATIONS. The Company will apply the proceeds of the sale of the Notes to repay existing indebtedness of the Company and its Restricted

Subsidiaries and to other general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR
221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). The Company does not presently have, and has no present intention to acquire, legal or beneficial ownership of any margin stock. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation U.

         SECTION 5.15. EXISTING DEBT; FUTURE LIENS. (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Restricted Subsidiaries as of February 28, 2001, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Restricted Subsidiaries. Neither the Company nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Restricted Subsidiary, the outstanding aggregate principal amount of which exceeds $5,000,000, and no event or condition exists with respect to any Debt of the Company or any Restricted Subsidiary, the outstanding aggregate principal amount of which exceeds $5,000,000, that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

         (b) Except as disclosed in Schedule 5.15, neither the Company nor any Restricted Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by
Section 10.4.

         SECTION 5.16. FOREIGN ASSETS CONTROL REGULATIONS, ETC. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

         SECTION 5.17. STATUS UNDER CERTAIN STATUTES. Neither the Company nor any Subsidiary is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

         SECTION 5.18. ENVIRONMENTAL MATTERS. Neither the Company nor any Restricted Subsidiary has Knowledge of any liability or has received any notice of any liability, and no proceeding has been instituted raising any liability against the Company or any of its Restricted Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect individually or in the aggregate. Except as otherwise disclosed to you in writing:

                  (a) neither the Company nor any Restricted Subsidiary has Knowledge of any facts which would give rise to any liability, public or private, for violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

                  (b) neither the Company nor any of its Restricted Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

                  (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Restricted Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6. REPRESENTATIONS OF EACH PURCHASER.

         SECTION 6.1. PURCHASE FOR INVESTMENT. Each Purchaser represents that it has received a copy of the Memorandum and that it is purchasing the Series 2001-A Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser's or such pension or trust funds' property shall at all times be within such Purchaser's or such pension or trust funds' control. Each Purchaser understands that the Series 2001-A Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Series 2001-A Notes.

         SECTION 6.2. SOURCE OF FUNDS. Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by it to pay the purchase price of the Series 2001-A Notes to be purchased by it hereunder:

                  (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceeds ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement for such Purchaser most recently filed with such Purchaser's state of domicile; or

                  (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as such Purchaser has disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                  (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

                  (d) the Source is a governmental plan; or

                  (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

                  (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA; or

                  (g) the Source is an insurance company separate account maintained solely in connection with the fixed contractual obligations of the insurance company under which the amounts payable, or credited, to any employee benefit plan (or its related trust) and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account.

If any Purchaser or any Additional Purchaser or any subsequent transferee of the Notes indicates that such Purchaser or any Additional Purchaser or such transferee is relying on any representation contained in paragraph (b), (c) or
(e) above, the Company shall deliver on the date of issuance of such Notes and on the date of any applicable transfer a certificate, which shall (if true) either state that (i) it is neither a party in interest nor a "disqualified person" (as defined in Section 4975(e)(2) of the Code), with respect to any plan identified pursuant to paragraphs (b) or (e) above, or (ii) with respect to any plan, identified pursuant to paragraph (c) above, neither it nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan. As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN", "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7. INFORMATION AS TO COMPANY.

         SECTION 7.1. FINANCIAL AND BUSINESS INFORMATION. The Company shall deliver to each holder of Notes that is an Institutional Investor:

                  (a) QUARTERLY STATEMENTS -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                           (i) an unaudited consolidated balance sheet of the
                  Company and its Subsidiaries as at the end of such quarter, and

                           (ii) unaudited consolidated statements of income,
                  changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from normal, recurring year-end adjustments, PROVIDED that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

                  (b) ANNUAL STATEMENTS -- within 105 days after the end of each fiscal year of the Company, duplicate copies of,

                           (i) a consolidated balance sheet of the Company and
                  its Subsidiaries, as at the end of such year, and

                           (ii) consolidated statements of income, changes in
                  shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

         setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, PROVIDED that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this
         Section 7.1(b);

                  (c) SEC AND OTHER REPORTS -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material (but excluding trade and commercial announcements);

                  (d) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                  (e) ERISA MATTERS -- within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                           (i) with respect to any Plan, any reportable event,
                  as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                           (ii) the taking by the PBGC of steps to institute, or
                  the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                           (iii) any event, transaction or condition that could
                  result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                  (f) NOTICES FROM GOVERNMENTAL AUTHORITY -- within 30 Business Days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

                  (g) SUPPLEMENTS -- within 10 Business Days after the execution and delivery of any Supplement, a copy thereof;

                  (h) REQUESTED INFORMATION -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Restricted Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes that is an Institutional Investor; and

                  (i) UNRESTRICTED SUBSIDIARIES -- In the event that one or more Unrestricted Subsidiaries shall either (i) account for more than 10% of the total consolidated assets of the Company and its Subsidiaries, or
         (ii) account for more than 10% of the consolidated sales of the Company and its Subsidiaries, determined in each case in accordance with GAAP, then, within the respective periods provided in Sections 7.1(a) and
         (b), above, the Company shall deliver to each holder of Notes that is an Institutional Investor, financial statements of the character and for the dates and periods as in said Sections 7.1(a) and (b) covering all Unrestricted Subsidiaries (on a combined basis), together with a consolidating statement reflecting eliminations or adjustments required to reconcile the financial statements of such Unrestricted Subsidiaries to the financial statements delivered pursuant to Sections 7.1(a) and
         (b).

         SECTION 7.2. OFFICER'S CERTIFICATE. Each set of financial statements delivered to a holder of Notes that is an Institutional Investor pursuant to
Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                  (a) COVENANT COMPLIANCE -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.6 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                  (b) EVENT OF DEFAULT -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such officer has no Knowledge of the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

         SECTION 7.3. INSPECTION. The Company shall permit each holder of Notes that is an Institutional Investor:

                  (a) NO DEFAULT -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Restricted Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                  (b) DEFAULT -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Restricted Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 8. PREPAYMENT OF THE NOTES.

         SECTION 8.1. NO SCHEDULED PREPAYMENTS OF THE SERIES 2001-A NOTES. The entire principal amount of each Tranche of the Series 2001-A Notes is payable at their respective maturity dates.

         SECTION 8.2. OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes of any Series, in an amount not less than $5,000,000 in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount of each Note of the applicable Series then outstanding. The Company will give each holder of Notes of the Series to be prepaid written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes and each Series of Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes of the Series to be prepaid a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

         SECTION 8.3. ALLOCATION OF PARTIAL PREPAYMENTS. In the case of each partial prepayment of the Notes pursuant to the provisions of Section 8.2, the principal amount of the Notes of the Series to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof. All regularly scheduled partial prepayments made with respect to each Tranche of any Additional Series of Notes pursuant to any Supplement shall be allocated as provided therein.

         SECTION 8.4. MATURITY; SURRENDER, ETC. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         SECTION 8.5. PURCHASE OF NOTES. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement (including any Supplement hereto) and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 20 Business Days. If the holders of more than 10% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

         SECTION 8.6. MAKE-WHOLE AMOUNT FOR SERIES 2001-A NOTES. The term "MAKE-WHOLE AMOUNT" means, with respect to any Series 2001-A Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, PROVIDED that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "CALLED PRINCIPAL" means, with respect to any Series 2001-A Note, the principal of such Note that is to be prepaid pursuant to
         Section 8.2 or 8.7 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

                  "DISCOUNTED VALUE" means, with respect to the Called Principal of any Series 2001-A Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Series 2001-A Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, the sum of 0.5% plus the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "PX-1" on the Bloomberg Financial Market Screen (or such other display as may replace "PX-1" on the Bloomberg Financial Market Screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

                  "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Series 2001-A Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, PROVIDED that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Series 2001-A Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, 8.7 or 12.1.

                  "SETTLEMENT DATE" means, with respect to the Called Principal of any Series 2001-A Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or 8.7 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

         SECTION 8.7. CHANGE IN CONTROL.

         (a) NOTICE OF CHANGE IN CONTROL OR CONTROL EVENT. The Company will, within fifteen Business Days after it obtains Knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to subparagraph (b) of this Section 8.7. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (c) of this Section 8.7 and shall be accompanied by the certificate described in subparagraph (g) of this
Section 8.7.

         (b) CONDITION TO COMPANY ACTION. The Company will not take any action that consummates a Change in Control unless (i) at least 30 days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (c) of this
Section 8.7, accompanied by the certificate described in subparagraph (g) of this Section 8.7, and (ii) (unless such offer shall have been rescinded in accordance with subparagraph (f) of this Section 8.7) contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this
Section 8.7.

         (c) OFFER TO PREPAY NOTES. The offer to prepay Notes contemplated by subparagraphs (a) and (b) of this Section 8.7 shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "PROPOSED PREPAYMENT DATE"). If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section 8.7, such date shall be not less than 30 days and not more than 60 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 30th day after the date of such offer).

         (d) REJECTION. A holder of Notes may reject the offer to prepay made pursuant to this Section 8.7 by causing a notice of such rejection to be delivered to the Company at least 15 days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute an acceptance of such offer by such holder.

         (e) PREPAYMENT. Prepayment of the Notes to be prepaid pursuant to this
Section 8.7 shall be the unpaid principal amount of such Notes, plus the Make-Whole Amount determined for the date of prepayment with respect to such principal amount, together with interest on such Notes accrued and unpaid to the date of prepayment. The prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph (f) of this Section 8.7.

         (f) DEFERRAL OR RESCISSION OF PREPAYMENT. (i) The obligation of the Company to prepay Notes pursuant to the offers required by subparagraph (b) and accepted in accordance with subparagraph (d) of this Section 8.7 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur on or before the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until, and shall be made on the date on which, such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.7 in respect of such Change in Control shall be deemed rescinded).

         (ii) The obligation of the Company to prepay Notes pursuant to the offers required by subparagraph (b) and accepted in accordance with subparagraph
(d) of this Section 8.7 shall be deemed to have been rescinded in the event that, on or before the Proposed Prepayment Date, the Holders have received satisfactory evidence that the Notes have been accorded a rating of Investment Grade or better by both Rating Agencies, after giving effect on a pro forma basis to the consummation of the Change in Control and all other events and transactions that are conditions to the Change in Control or are to occur in connection therewith.

         (g) OFFICER'S CERTIFICATE. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying:
(i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this
Section 8.7; (iii) the principal amount of each Note offered to be prepaid; (iv) the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation; (v) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes which has accepted or is deemed to have accepted the Company's offer to prepay the Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

         (h) "CHANGE IN CONTROL" DEFINED. "Change in Control" means the occurrence of any one or more of the following events:

                  (i) any person (as such term is used in Section 13(d) of the Exchange Act) acquires beneficial ownership (as that term is defined in Rule 13d-3 under the Exchange Act), of more than 50% of the outstanding capital stock of the Company entitled to vote for the election of directors;

                  (ii) either (x) a merger or consolidation or other business combination of the Company with one or more other corporations as a result of which the beneficial owners of the outstanding voting stock of the Company immediately prior to such business combination beneficially own (either by remaining outstanding or by being converted into voting securities of the surviving or resulting corporation or any parent thereof) less than 60% of the outstanding voting stock of the Company or the surviving or resulting corporation or any parent thereof immediately after such merger or consolidation or business combination, or (y) a transfer of substantially all of the assets of the Company other than to an entity of which the Company owns at least 80% of the voting stock; or

                  (iii) the election, over any period of time, to the Board of Directors of the Company without the recommendation or approval of the incumbent Board of Directors of the Company, of the lesser of (x) three directors, or (y) directors constituting a majority of the number of directors of the Company then in office.

         (i) "CONTROL EVENT" DEFINED. "CONTROL EVENT" means:

                  (i) the execution of any definitive written agreement which, when fully performed by the parties thereto, would result in a Change in Control, or

                  (ii) the making of any written offer by any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of the Closing) to the holders of the common stock of the Company, which offer, if accepted by the requisite number of holders, would result in a Change in Control.

SECTION 9. AFFIRMATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

         SECTION 9.1. COMPLIANCE WITH LAW. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 9.2. INSURANCE. The Company will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

         SECTION 9.3. MAINTENANCE OF PROPERTIES. The Company will, and will cause each of its Restricted Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 9.4. PAYMENT OF TAXES. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the non-filing or nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         SECTION 9.5. CORPORATE EXISTENCE, ETC. Subject to Sections 10.5 and 10.6, the Company will at all times preserve and keep in full force and effect its corporate existence, and will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries (unless merged into the Company or a Wholly-Owned Restricted Subsidiary) and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 10. NEGATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

         SECTION 10.1. CONSOLIDATED ADJUSTED NET WORTH. The Company will not, at any time, permit Consolidated Adjusted Net Worth to be less than the sum of (a) $230,000,000, plus (b) an aggregate amount equal to 25% of its Consolidated Net Income (but without reduction for any loss in any completed fiscal year or any fiscal quarter which is not part of a completed fiscal year since February 28, 2000) for each completed fiscal quarter beginning with the fiscal quarter ending May 31, 2001, plus (c) an aggregate amount equal to 50% of the Net Proceeds of Capital Stock for the period commencing with March 1, 2001 and ending with the date of determination.

         SECTION 10.2. CURRENT RATIO. The Company will not, at any time, permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 1.5 to 1.

         SECTION  10.3.   LIMITATIONS ON DEBT.

         (a) MAINTENANCE OF CONSOLIDATED DEBT. The Company will not at any time permit Consolidated Debt to exceed 60% of Consolidated Total Capitalization as of the then most recently ended fiscal quarter of the Company.

         (b) MAINTENANCE OF PRIORITY DEBT. The Company will not at any time permit Priority Debt to exceed 10% of Consolidated Net Worth as of the then most recently ended fiscal quarter of the Company.

         SECTION 10.4. LIENS. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom or assign or otherwise convey any right to receive income or profits (unless it makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to an agreement reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property), except:

                  (a) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

                  (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business and not in connection with borrowed money for sums not yet due and payable or the payment of which is being contested in good faith by appropriate proceedings ;

                  (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

                  (d) Liens securing Nonrecourse Debt incurred by the Company or any Restricted Subsidiary (or any Person in which the Company or any Restricted Subsidiary shall be the beneficial owner), PROVIDED that such Lien is restricted to aircraft and engines and the lease thereof to a Person other than the Company or a Restricted Subsidiary;

                  (e) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay or could not reasonably be expected to have a Material Adverse Effect;

                  (f) Liens on property or assets of the Company or any of its Restricted Subsidiaries securing Debt owing to the Company or to another Restricted Subsidiary;

                  (g) Liens existing on the date of this Agreement and securing the Debt of the Company and its Restricted Subsidiaries referred to in items 4, 5, 6, 10 and 11 of Schedule 5.15;

                  (h) leases or subleases (including aircraft or engine leases) granted to others, easements, rights-of-way, restrictions and other similar charges, encumbrances or survey exceptions, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries, provided that such Liens do not, in the aggregate, Materially detract from the value of such property;

                  (i) the interest of the lessor of any property subject to a lease (other than a Capitalized Lease) of such property under which the Company or any Restricted Subsidiary is lessee, whether or not such interest is protected by a precautionary filing;

                  (j) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Restricted Subsidiary or its becoming a Restricted Subsidiary, or any Lien existing on any property acquired by the Company or any Restricted Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Restricted Subsidiary or such acquisition of property, and (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property;

                  (k) any Lien created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of property (or any improvement thereon) acquired or constructed by the Company or a Restricted Subsidiary after the date of the Closing, PROVIDED that

                           (i) any such Lien shall extend solely to the item or
                  items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon),

                           (ii) the principal amount of the Debt secured by any
                  such Lien shall at no time exceed an amount equal to the lesser of (A) the cost to the Company or such Restricted Subsidiary of the property (or improvement thereon) so acquired or constructed and (B) the Fair Market Value (as determined in good faith by a Senior Financial Officer of the Company) of such property (or improvement thereon) at the time of such acquisition or construction,

                           (iii) in the case of Inventory, the net book value,
                  net of applicable reserves, of all Inventory subject to such Liens shall not at any time exceed 20% of the aggregate net book value, net of applicable reserves, of all Inventory of the Company and its Restricted Subsidiaries, and

                           (iv) any such Lien shall be created contemporaneously
                  with, or within 365 days after, the acquisition or construction of such property;

                  (l) any Lien renewing, extending or refunding any Lien permitted by paragraphs (g), (j) and (k) of this Section 10.4, PROVIDED that (i) the principal amount of Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other property, and (iii) immediately after such extension, renewal or refunding no Default or Event of Default would exist;

                  (m) Liens securing indebtedness incurred to finance the acquisition and improvement of the real property in Wood Dale, Illinois, used or to be used as the corporate headquarters of the Company, PROVIDED that (i) the aggregate principal amount of indebtedness secured by such Liens shall not exceed $25,000,000 at any time outstanding and (ii) any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon);

                  (n) Liens on notes or accounts receivable sold by the Company or any Restricted Subsidiary, PROVIDED that (i) such sale constitutes a "true sale" under GAAP, (ii) recourse to the Company and its Restricted Subsidiaries in connection with such sale shall be limited to the retained portion of the notes or accounts receivable and (iii) the unpaid principal amount of indebtedness secured by such Liens shall not exceed $50,000,000 at any time outstanding;

                  (o) Liens on property of the Company or any Restricted Subsidiary securing synthetic lease financing programs PROVIDED that the aggregate unpaid principal amount of such financings does not at any time exceed $79,000,000; and

                  (p) other Liens not otherwise permitted by paragraphs (a) through (o) of this Section, PROVIDED that the aggregate amount of Priority Debt of the Company shall not at any time exceed 10% of Consolidated Net Worth.

         SECTION 10.5. SALE OF ASSETS, ETC. Except as permitted under Section
10.6 the Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

                  (a) in the good faith opinion of the Company, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company or such Restricted Subsidiary; and

                  (b) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist; and

                  (c) immediately after giving effect to the Asset Disposition, the Disposition Value of all property that was the subject of any Asset Disposition occurring in the then current fiscal year of the Company would not exceed 10% of Consolidated Assets as of the end of the then most recently ended fiscal year of the Company.

If the Net Proceeds Amount for any Transfer is applied to a Debt Prepayment Application or a Property Reinvestment Application within 365 days after such Transfer, then such Transfer, only for the purpose of determining compliance with subsection (c) of this Section as of a date on or after the Net Proceeds Amount is so applied, shall be deemed not to be an Asset Disposition.

         SECTION 10.6. MERGER, CONSOLIDATION, ETC. The Company will not, and will not permit any of its Restricted Subsidiaries to, consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person (except that a Restricted Subsidiary of the Company may (x) consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, the Company or another Restricted Subsidiary of the Company or any other Person that will, after giving effect to the consummation of such transaction or series of transactions, constitute a Restricted Subsidiary and (y) convey, transfer or lease all of its assets in compliance with the provisions of Section 10.5), PROVIDED that the foregoing restriction does not apply to the consolidation or merger of the Company with, or the conveyance, transfer or lease of substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:

                  (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be (the "SUCCESSOR CORPORATION"), shall be a solvent corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                  (b) if the Company is not the Successor Corporation, such corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), and the Company shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

                  (c) immediately after giving effect to such transaction no Default or Event of Default would exist.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any Successor Corporation from its liability under this Agreement or the Notes.

         SECTION 10.7 LINE OF BUSINESS. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Company and its Restricted Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Restricted Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.

         SECTION 10.8. TRANSACTIONS WITH AFFILIATES. The Company will not and will not permit any Restricted Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Restricted Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

         SECTION 10.9. DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.
(a) The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary and may designate any Restricted Subsidiary as an Unrestricted Subsidiary, PROVIDED that (i) at such time and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, and (ii) the designation of such Subsidiary as Restricted or Unrestricted shall not be changed pursuant to this Section 10.9 on more than two occasions. The Company shall give written notice of such action to each holder of a Note within 10 days after the designation of any Subsidiary as Restricted or Unrestricted. Any Subsidiary acquired or created by the Company after the date of this Agreement will be a Restricted Subsidiary unless such Subsidiary shall be designated an Unrestricted Subsidiary in accordance with this Section 10.9.

         (b) The Company acknowledges and agrees that if, after the date hereof, any Person becomes a Restricted Subsidiary, all Debt, leases and other obligations and all Liens and Investments of such Person existing as of the date such Person becomes a Restricted Subsidiary shall be deemed, for all purposes of this Agreement, to have been incurred, entered into, made or created at the same time such Person so becomes a Restricted Subsidiary.

SECTION 11. EVENTS OF DEFAULT.

         An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

                  (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                  (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

                  (c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d), Section 10.1, Section 10.2,
         Section 10.3, Section 10.5 or Section 10.6; or

                  (d) the Company defaults in the performance of or compliance with any term contained herein or in any Supplement (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining Knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

                  (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or any Supplement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any Material respect on the date as of which made; or

                  (f) (i) the Company or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in one or more payments of any combination aggregating $100,000 or more of any principal of or premium or make-whole amount or interest on any Recourse Debt that is outstanding in an aggregate principal amount equal to or greater than 5% of Consolidated Net Worth beyond any period of grace provided with respect thereto, or (ii) the Company or any Significant Subsidiary is in default in the performance of or compliance with any term of any evidence of any Recourse Debt in an aggregate outstanding principal amount equal to or greater than 5% of Consolidated Net Worth or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Recourse Debt has become, or has been declared (or one or more Persons are entitled to declare such Recourse Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Recourse Debt to convert such Recourse Debt into equity interests), (x) the Company or any Significant Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount equal to or greater than 5% of Consolidated Net Worth, or (y) one or more Persons have the right to require the Company or any Significant Subsidiary so to purchase or repay such Recourse Debt; or

                  (g) the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                  (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days; or

                  (i) a final judgment or judgments for the payment of money in an amount equal to or greater than 5% of Consolidated Net Worth in the aggregate outstanding at any time are rendered against one or more of the Company and its Significant Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

                  (j) If (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under Section 4042 of

         ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall equal or exceed an amount equal to 5% of Consolidated Net Worth, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(j), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12. REMEDIES ON DEFAULT, ETC.

         SECTION 12.1. ACCELERATION. (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 has occurred, all the Notes of every Series then outstanding shall automatically become immediately due and payable.

         (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes of any Series at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes of such Series then outstanding to be immediately due and payable.

         (c) If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing with respect to any Series of Notes, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes of such Series held by it or them to be immediately due and payable.

         Upon any Note's becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (i) all accrued and unpaid interest thereon and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

         SECTION 12.2. OTHER REMEDIES. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

         SECTION 12.3. RESCISSION. At any time after any Notes of any Series have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 50% in principal amount of the Notes of such Series then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences as to such Series if (a) the Company has paid all overdue interest on the Notes of such Series, all principal of and Make-Whole Amount, if any, on any Notes of such Series that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes of such Series, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to any Notes. No rescission and annulment under this Section
12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

         SECTION 12.4. NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

         SECTION 13.1. REGISTRATION OF NOTES. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes, maintained separately by Series and Tranche. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

         SECTION 13.2. TRANSFER AND EXCHANGE OF NOTES. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) of an identical Series (and of an identical Tranche if such Series has separate Tranches) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the Note of such Series and Tranche originally issued hereunder or pursuant to any Supplement. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $250,000, PROVIDED that if necessary to enable the registration of transfer by a holder of its entire holding of Notes in a Series or Tranche, one Note may be in a denomination of less than $250,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2, PROVIDED that such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA.

         SECTION 13.3. REPLACEMENT OF NOTES. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (PROVIDED that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $1,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of an identical Series (and of an identical Tranche if such Series has separate Tranches), dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14. PAYMENTS ON NOTES.

         SECTION 14.1. PLACE OF PAYMENT. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in


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

Chicago, Illinois at the principal office of Bank of America in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

         SECTION 14.2. HOME OFFICE PAYMENT. So long as any Purchaser or such Purchaser's nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose for such Purchaser on Schedule A hereto or Schedule A attached to any Supplement, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by any Purchaser or such Purchaser's nominee such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note.

SECTION 15. EXPENSES, ETC.

         SECTION 15.1. TRANSACTION EXPENSES. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys' fees of one special counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement (including any Supplement) or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement (including any Supplement) or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement (including any Supplement) or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by the Purchasers).

         SECTION 15.2. SURVIVAL. The obligations of the Company under this
Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Supplement or the Notes, and the termination of this Agreement or any Supplement.


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

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT .

         All representations and warranties contained herein or in any Supplement shall survive the execution and delivery of this Agreement, such Supplement and the Notes, the purchase or transfer by any Purchaser or any Additional Purchaser of any Note or portion thereof or interest therein and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any Additional Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or any Supplement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement (including every Supplement) and the Notes embody the entire agreement and understanding between the Purchasers and the Additional Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAIVER.

         SECTION 17.1. REQUIREMENTS. (a) This Agreement (including any Supplement) and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the holders of Notes holding more than 50% in aggregate principal amount of the Notes of all Series at the time outstanding, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the all of the holders of Notes of any Tranche at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes of such Tranche, (ii) change the percentage of the principal amount of the Notes of such Tranche, the holders of such Tranche which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

         (b) SUPPLEMENTS. Notwithstanding anything to the contrary contained herein, the Company may enter into any Supplement providing for the issuance of one or more Series of Additional Notes consistent with Sections 2.2 and 4.11 hereof without obtaining the consent of any holder of any other Series of Notes.

         SECTION 17.2. SOLICITATION OF HOLDERS OF NOTES.

         (a) SOLICITATION. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof, any Supplement or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

         (b) PAYMENT. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or any Supplement unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

         SECTION 17.3. BINDING EFFECT, ETC. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         SECTION 17.4. NOTES HELD BY COMPANY, ETC. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes of such Tranche or Series then outstanding, Notes of such Tranche or Series directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18. NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                  (i) if to a Purchaser or such Purchaser's nominee, to such Purchaser or such Purchaser's nominee at the address specified for such communications in Schedule A to this Agreement or any Supplement, or at such other address as such Purchaser or such Purchaser's nominee shall have specified to the Company in writing,

                  (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

                  (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19. REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by each Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to each Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This
Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. CONFIDENTIAL INFORMATION.

         For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is confidential or proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, PROVIDED that such term does not include information that
(a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser's behalf,
(c) otherwise becomes known to such Purchaser from any Person not subject to a confidentiality obligation or in violation thereof other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, PROVIDED that such Purchaser may deliver or disclose Confidential Information to (i) such Purchaser's directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser's Notes), (ii) such Purchaser's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation


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

therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which such Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, Rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser's Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this
Section 20.

SECTION 21. SUBSTITUTION OF PURCHASER.

         Each Purchaser shall have the right to substitute any one of such Purchaser's Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Purchaser's Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of such Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to such Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to such Purchaser, and such Purchaser shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 22. MISCELLANEOUS.

         SECTION 22.1. SUCCESSORS AND ASSIGNS. All covenants and other agreements contained in this Agreement (including all covenants and other agreements contained in any Supplement) by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

         SECTION 22.2. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

         SECTION 22.3. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 22.4. CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         SECTION 22.5. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         SECTION 22.6. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                   * * * * *

The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.


                                        Very truly yours,

                                        AAR CORP.

                                        By /s/ Timothy J. Romenesko
                                           ------------------------------------
                                           Name: Timothy J. Romenesko
                                                -------------------------------
                                           Title: Vice President and Chief
                                                 ------------------------------
                                                  Financial Officer
                                                 ------------------------------

Accepted as of May 1, 2001              JOHN HANCOCK LIFE INSURANCE COMPANY



                                        By /s/ Paul E. Harris
                                          -------------------------------------
                                          Name: Paul E. Harris
                                          Title: Director


                                        SIGNATURE 5 L.P.

                                        By: John Hancock Life Insurance Company,
                                            as Portfolio Advisor



                                        By /s/ Paul E. Harris
                                          -------------------------------------
                                          Name: Paul E. Harris
                                          Title: Authorized Signatory



                                        JOHN HANCOCK VARIABLE LIFE INSURANCE
                                          COMPANY



                                        By /s/ Paul E. Harris
                                          -------------------------------------
                                          Name: Paul E. Harris
                                          Title: Authorized Signatory



                                        INVESTORS PARTNER LIFE INSURANCE
                                        COMPANY



                                        By /s/ Paul E. Harris
                                          -------------------------------------
                                          Name: Paul E. Harris
                                          Title: Authorized Signatory

                                        MINNESOTA LIFE INSURANCE COMPANY

                                        By: Advantus Capital Management, Inc.



                                            By /s/ Al Steinkopf
                                              ---------------------------------
                                              Name: Allen Steinkopf
                                              Title: Vice President


                                        INTER-STATE ASSURANCE COMPANY/LIFE &
                                          CAPITAL



                                        By: Advantus Capital Management, Inc.



                                            By /s/ Al Steinkopf
                                              ---------------------------------
                                              Name: Allen Steinkopf
                                              Title: Vice President


                                        FARM BUREAU LIFE INSURANCE COMPANY OF
                                          MICHIGAN

                                        By: Advantus Capital Management, Inc.



                                            By /s/ Al Steinkopf
                                              ---------------------------------
                                              Name: Allen Steinkopf
                                              Title: Vice President


                                        MTL INSURANCE COMPANY

                                        By: Advantus Capital Management, Inc.



                                            By /s/ Al Steinkopf
                                              ---------------------------------
                                              Name: Allen Steinkopf
                                              Title: Vice President

                                        AMERICAN REPUBLIC INSURANCE COMPANY

                                        By: Advantus Capital Management, Inc.



                                            By /s/ Sean M. O'Connell
                                              ---------------------------------
                                              Name: Sean M. O'Connell
                                              Title: Vice President


                                        UNITY MUTUAL LIFE INSURANCE COMPANY-
                                        ANNUITY PORTFOLIO

                                        By: Advantus Capital Management, Inc.



                                            By /s/ Sean M. O'Connell
                                              ---------------------------------
                                              Name: Sean M. O'Connell
                                              Title: Vice President


                                        FARM BUREAU MUTUAL INSURANCE
                                          COMPANY OF MICHIGAN

                                        By: Advantus Capital Management, Inc.



                                            By /s/ Sean M. O'Connell
                                              ---------------------------------
                                              Name: Sean M. O'Connell
                                              Title: Vice President


                                        GREAT WESTERN INSURANCE COMPANY

                                        By: Advantus Capital Management, Inc.



                                            By /s/ Sean M. O'Connell
                                              ---------------------------------
                                              Name: Sean M. O'Connell
                                              Title: Vice President

                                        NATIONWIDE LIFE INSURANCE COMPANY



                                        By /s/ Mark W. Poeppelman
                                          -------------------------------------
                                          Name: Mark W. Poeppelman
                                          Title: Associate Vice President


                                        NATIONWIDE LIFE AND ANNUITY INSURANCE
                                          COMPANY



                                        By /s/ Mark W. Poeppelman
                                          -------------------------------------
                                          Name: Mark W. Poeppelman
                                          Title: Associate Vice President

                                        AMERICAN FAMILY LIFE INSURANCE
                                          COMPANY



                                        By /s/ Phillip Hannifan
                                          -------------------------------------
                                          Name: Phillip Hannifan
                                          Title: Investment Director

                                        THE OHIO NATIONAL LIFE INSURANCE
                                          COMPANY



                                        By /s/ Michael A. Boedeker
                                          -------------------------------------
                                          Name: Michael A. Boedeker
                                          Title: Senior Vice President,
                                                 Investments

               INFORMATION RELATING TO COMMITMENTS AND PURCHASERS

               PURCHASER                                   COMMITMENT

                                                        TRANCHE A1    TRANCHE A2
JOHN HANCOCK LIFE INSURANCE COMPANY                                  $17,500,000

JOHN HANCOCK LIFE INSURANCE COMPANY                                    3,500,000

SIGNATURE 5 L.P.                                                       2,000,000

JOHN HANCOCK VARIABLE LIFE INSURANCE
  COMPANY                                                              1,750,000

INVESTORS PARTNER LIFE INSURANCE COMPANY                                 250,000

MINNESOTA LIFE INSURANCE COMPANY                                       7,500,000

INTER-STATE ASSURANCE COMPANY/LIFE &
  CAPITAL                                                              3,000,000

FARM BUREAU LIFE INSURANCE COMPANY OF
  MICHIGAN                                                             3,000,000

MTL INSURANCE COMPANY                                                  2,000,000

AMERICAN REPUBLIC INSURANCE COMPANY                                    1,500,000

UNITY MUTUAL LIFE INSURANCE COMPANY-ANNUITY
  PORTFOLIO                                                            1,000,000

FARM BUREAU MUTUAL INSURANCE COMPANY OF
  MICHIGAN                                                             1,000,000

GREAT WESTERN INSURANCE COMPANY                                        1,000,000

NATIONWIDE LIFE INSURANCE COMPANY                      $12,000,000

NATIONWIDE LIFE AND ANNUITY INSURANCE
  COMPANY                                                3,000,000

AMERICAN FAMILY LIFE INSURANCE COMPANY                   5,000,000     5,000,000

THE OHIO NATIONAL LIFE INSURANCE COMPANY                               5,000,000
                                                       -----------   -----------

TOTALS                                                 $20,000,000   $55,000,000

                                   SCHEDULE A
                          (to Note Purchase Agreement)

                       NAMES AND ADDRESSES OF PURCHASERS

JOHN HANCOCK LIFE INSURANCE COMPANY
John Hancock Place
200 Clarendon Street
Boston, Massachusetts 02117

Payments

All payments on account of the Notes or other obligations in accordance with the provisions thereof shall be made by bank wire transfer of immediately available funds for credit, not later than 12 noon, Boston time, to:

        Fleet Boston
        ABA #011000390
        Boston, Massachusetts 02110
        Account of: John Hancock Life Insurance Company
                    Private Placement Collection Account
        Account Number 541-55417
        On Order of: [Name of Issuer and PPN Number]
        [Full name, interest rate and maturity date of the Notes or other obligations]

Notices

Contemporaneous with the above wire transfer, advice setting forth (1) the full name, interest rate and maturity date of the Notes or other obligations; (2) allocation of payment between principal and interest and any special payment; and (3) name and address of Bank (or Trustee) from which wire transfer was sent, shall be faxed and mailed to:

        John Hancock Life Insurance Company
        200 Clarendon Street
        Boston, Massachusetts 02117
        Attention: Investment Accounting Division, B-3
        Fax: (617) 572-0628

All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall also be faxed and mailed as set forth immediately above.

All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be faxed and mailed to:

        John Hancock Life Insurance Company
        200 Clarendon Street
        Boston, Massachusetts 02117
        Attention: Bond and Corporate Finance Group, T-57
        Fax: (617) 572-1605

A copy of any notices relating to change in issuer's name, address or principal place of business or location of collateral and a copy of any legal opinions shall be faxed and mailed to:

        John Hancock Life Insurance Company
        200 Clarendon Street
        Boston, Massachusetts 02117
        Attention: Investment Law Division, T-30
        Fax: (617) 572-9269

Name in which Notes are to be issued: John Hancock Life Insurance Company

Taxpayer I.D. Number: 04-1414660

                       NAMES AND ADDRESSES OF PURCHASERS

SIGNATURE 5 L.P.
c/o John Hancock Life Insurance Company
John Hancock Place
200 Clarendon Street
Boston, Massachusetts 02117

Payments

All payments on account of the Notes or other obligations in accordance with the provisions thereof shall be made by bank wire transfer of immediately available funds for credit, not later than 12 noon, Boston time, to:

        HARE & CO.
        c/o The Bank of New York
        ABA #021-000-018
        BNF: IOC566
        FFC: Account Number 77634
        On Order of: [Name of Issuer and PPN Number]
        [Full name, interest rate and maturity date of the Notes or other obligations]

Notices

Contemporaneous with the above wire transfer, advice setting forth (1) the full name, interest rate and maturity date of the Notes or other obligations; (2) allocation of payment between principal and interest and any special payment; and (3) name and address of Bank (or Trustee) from which wire transfer was sent, shall be faxed and mailed to:

        Investors Bank & Trust Company
        200 Clarendon Street
        Boston, Massachusetts 02116
        Attention: Mike DeVelis
        Fax: (617) 927-8302

        and

        HARE & CO.
        c/o The Bank of New York
        P. O. Box 19266
        Newark, New Jersey 07195

All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall also be faxed and mailed as set forth immediately above.

All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be faxed and mailed to:

        John Hancock Life Insurance Company
        200 Clarendon Street
        Boston, Massachusetts 02117
        Attention: Bond and Corporate Finance Group, T-57
        Fax: (617) 572-1605

A copy of any notices relating to change in issuer's name, address or principal place of business or location of collateral and a copy of any legal opinions shall be faxed and mailed to:

        John Hancock Life Insurance Company
        200 Clarendon Street
        Boston, Massachusetts 02117
        Attention: Investment Law Division, T-30
        Fax: (617) 572-9269

Name in which Notes are to be issued: HARE & CO.

Taxpayer I.D. Number: Not Applicable

                       NAMES AND ADDRESSES OF PURCHASERS

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
John Hancock Place
200 Clarendon Street
Boston, Massachusetts 02117

Payments

All payments on account of the Notes or other obligations in accordance with the provisions thereof shall be made by bank wire transfer of immediately available funds for credit, not later than 12 noon, Boston time, to:

        Fleet Boston
        ABA #011000390
        Boston, Massachusetts 02110
        Account of: John Hancock Life Insurance Company
                    Private Placement Collection Account
        Account Number 541-55417
        On Order of: [Name of Issuer and PPN Number]
        [Full name, interest rate and maturity date of the Notes or other obligations]

Notices

Contemporaneous with the above wire transfer, advice setting forth (1) the full name, interest rate and maturity date of the Notes or other obligations; (2) allocation of payment between principal and interest and any special payment; and (3) name and address of Bank (or Trustee) from which wire transfer was sent, shall be faxed and mailed to:

        John Hancock Variable Life Insurance Company
        200 Clarendon Street
        Boston, Massachusetts 02117
        Attention: Investment Accounting Division, B-3
        Fax: (617) 572-0628

All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall also be faxed and mailed as set forth immediately above.

All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be faxed and mailed to:

        John Hancock Life Insurance Company
        200 Clarendon Street
        Boston, Massachusetts 02117
        Attention: Bond and Corporate Finance Group, T-57
        Fax: (617) 572-1605

A copy of any notices relating to change in issuer's name, address or principal place of business or location of collateral and a copy of any legal opinions shall be faxed and mailed to:

        John Hancock Life Insurance Company
        200 Clarendon Street
        Boston, Massachusetts 02117
        Attention: Investment Law Division, T-30
        Fax: (617) 572-9269

Name in which Notes are to be issued: John Hancock Variable Life Insurance
                                      Company

Taxpayer I.D. Number: 04-2664016

                       NAMES AND ADDRESSES OF PURCHASERS

INVESTORS PARTNER LIFE INSURANCE COMPANY
John Hancock Place
200 Clarendon Street
Boston, Massachusetts 02117

Payments

All payments on account of the Notes or other obligations in accordance with the provisions thereof shall be made by bank wire transfer of immediately available funds for credit, not later than 12 noon, Boston time, to:

        Fleet Boston
        ABA #011000390
        Boston, Massachusetts 02110
        Account of: John Hancock Life Insurance Company
                    Private Placement Collection Account
        Account Number 541-55417
        On Order of: [Name of Issuer and PPN Number]
        [Full name, interest rate and maturity date of the Notes or other obligations]

Notices

Contemporaneous with the above wire transfer, advice setting forth (1) the full name, interest rate and maturity date of the Notes or other obligations; (2) allocation of payment between principal and interest and any special payment; and (3) name and address of Bank (or Trustee) from which wire transfer was sent, shall be faxed and mailed to:

        Investors Partner Life Insurance Company
        200 Clarendon Street
        Boston, Massachusetts 02117
        Attention: Investment Accounting Division, B-3
        Fax: (617) 572-0628

All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall also be faxed and mailed as set forth immediately above.

All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be faxed and mailed to:

        John Hancock Life Insurance Company
        200 Clarendon Street
        Boston, Massachusetts 02117
        Attention: Bond and Corporate Finance Group, T-57
        Fax: (617) 572-1605

A copy of any notices relating to change in issuer's name, address or principal place of business or location of collateral and a copy of any legal opinions shall be faxed and mailed to:

        John Hancock Life Insurance Company
        200 Clarendon Street
        Boston, Massachusetts 02117
        Attention: Investment Law Division, T-30
        Fax: (617) 572-9269

Name in which Notes are to be issued: Investors Partner Life Insurance Company

Taxpayer I.D. Number: 13-3072894

                       NAMES AND ADDRESSES OF PURCHASERS

MINNESOTA LIFE INSURANCE COMPANY
400 Robert Street North
St. Paul, Minnesota 55101
Attention: Advantus Capital Management, Inc.
Telefacsimile: (651) 223-5959

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "AAR Corp., 8.39% Series 2001-A2 Senior Notes due 2011, PPN 000361 A@4, principal, premium or interest") to:

        U.S. Bank Trust N.A.
        Minneapolis, Minnesota
        ABA #091000022
        BNF Minnesota Life Insurance Company
        Account Number 1801-10-00600-4

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 41-0417830

                       NAMES AND ADDRESSES OF PURCHASERS

INTER-STATE ASSURANCE COMPANY/LIFE & CAPITAL
c/o Advantus Capital Management, Inc.
400 Robert Street North
St. Paul, Minnesota 55101
Attention: Client Administrator

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "AAR Corp., 8.39% Series 2001-A2 Senior Notes due 2011, PPN 000361 A@ 4, principal, premium or interest") to:

        Deutsche Bank
        New York, New York
        ABA #021-001-033
        Account 99-911-145
        Ref: Inter-State Assurance Company/Life & Capital
        Account Number 98954

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: Salkeld & Co.

Taxpayer I.D. Number: 42-0329210

                       NAMES AND ADDRESSES OF PURCHASERS

FARM BUREAU LIFE INSURANCE COMPANY OF MICHIGAN
c/o Advantus Capital Management, Inc.
400 Robert Street North
St. Paul, Minnesota 55101
Attention: Client Administrator

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "AAR Corp., 8.39% Series 2001-A2 Senior Notes due 2011, PPN 000361 A@ 4, principal, premium or interest") to:

        Comerica Bank
        Detroit, Michigan
        ABA #072-000-096

        For credit to: Trust Operation--Fixed Income
        Unit Cost Center 98530
        Account Number 21585-98530

        For further credit to: Farm Bureau Life Insurance Company of Michigan Account Number: 011000312124

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 38-6053670

                       NAMES AND ADDRESSES OF PURCHASERS

MTL INSURANCE COMPANY
c/o Advantus Capital Management, Inc.
400 Robert Street North
St. Paul, Minnesota 55101
Attention: Client Administrator

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "AAR Corp., 8.39% Series 2001-A2 Senior Notes due 2011, PPN 000361 A@ 4, principal, premium or interest") to:

        The Northern Chgo/Trust
        ABA #071-000-152

        for credit to: Account Number 5186041000 for further credit to: MTL Insurance Company
        Account Number 26-00621
        Attention: Income Collections

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: ELL & Co.

Taxpayer I.D. Number: 36-1516780

                       NAMES AND ADDRESSES OF PURCHASERS

AMERICAN REPUBLIC INSURANCE COMPANY
c/o Advantus Capital Management Inc.
400 Robert Street North
St. Paul, Minnesota 55101
Attention: Client Administrator

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "AAR Corp., 8.39% Series 2001-A2 Senior Notes due 2011, PPN 000361 A@ 4, principal, premium or interest") to:

        Wells Fargo Bank, N.A.
        ABA #091000019
        BNFA=0000840245 (include all 10 digits)
        BNF=Trust Clearing Account
        FFC Attn: Income Collections, a/c #20983400
        (add additional information such as cusip and P&I)

        Fur further credit to: American Republic Insurance Co.
        Account Number: 20983400

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: Wells Fargo Bank N.A. as custodian for American Republic Insurance Company

Taxpayer I.D. Number: 42-0113630

                        NAMES AND ADDRESSES OF PURCHASERS

UNITY MUTUAL LIFE INSURANCE COMPANY-ANNUITY PORTFOLIO
c/o Advantus Capital Management, Inc.
400 Robert Street North
St. Paul, Minnesota 55101
Attention: Client Administrator

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "AAR Corp., 8.39% Series 2001-A2 Senior Notes due 2011, PPN 000361 A@ 4, principal, premium or interest") to:

        Chase NYC
        ABA #021-000-021

        For credit to: Chase Rochester
        DDA #0000400044
        Attention: Ms. Roni Norkus (716) 258-7784

        For further credit to: Unity Mutual Life Insurance Company Annuity Portfolio
        Advantus - 611002310

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: Trulin & Co.

Taxpayer I.D. Number: 15-0475585

                       NAMES AND ADDRESSES OF PURCHASERS

FARM BUREAU MUTUAL INSURANCE COMPANY OF MICHIGAN
c/o Advantus Capital Management, Inc.
400 Robert Street North
St. Paul, Minnesota 55101
Attention: Client Administrator

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "AAR Corp., 8.39% Series 2001-A2 Senior Notes due 2011, PPN 000361 A@ 4, principal, premium or interest") to:

        Comerica Bank
        Detroit, Michigan
        ABA #072-000-096

        For credit to: Trust Operation-- Fixed Income
        Unit Cost Center 98530
        Account Number 21585-98530

        For further credit to: Farm Bureau Mutual Insurance Company of Michigan Account Number: 011000312132

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 38-1316179

                       NAMES AND ADDRESSES OF PURCHASERS

GREAT WESTERN INSURANCE COMPANY
c/o Advantus Capital Management, Inc.
400 Robert Street North
St. Paul, Minnesota 55101
Attention: Christine Rule

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "AAR Corp., 8.39% Series 2001-A2 Senior Notes due 2011, PPN 000361 A@ 4, principal, premium or interest") to:

        Northern Trust Intl Banking
        ABA #026-001-122
        For credit to: Merrill Lynch
                       Account #106476-20010
        For further credit to: ML Acct #70G-13700

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: Merrill Lynch for Great Western Insurance Company

Taxpayer I.D. Number: 87-0395954

                       NAMES AND ADDRESSES OF PURCHASERS

NATIONWIDE LIFE INSURANCE COMPANY
One Nationwide Plaza (1-33-07)
Columbus, Ohio  43215-2220
Attention: Corporate Fixed-Income Securities

Payments

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

        The Bank of New York
        ABA #021-000-018
        BNF: IOC566
        F/A/O Nationwide Life Insurance Company
        Attention: P&I Department
        PPN #000361 A* 6
        Security Description: AAR Corp., 7.98% Series 2001-A1 Senior Note
                              due 2008

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

        Nationwide Life Insurance Company
        c/o The Bank of New York
        P. O. Box 19266
        Newark, New Jersey 07195
        Attention: P&I Department

        With a copy to:

        Nationwide Life Insurance Company
        One Nationwide Plaza (1-32-05)
        Columbus, Ohio 43215-2220
        Attention: Investment Accounting

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 31-4156830

                       NAMES AND ADDRESSES OF PURCHASERS

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
One Nationwide Plaza (1-33-07)
Columbus, Ohio 43215-2220
Attention: Corporate Fixed-Income Securities

Payments

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

        The Bank of New York
        ABA #021-000-018
        BNF: IOC566
        F/A/O Nationwide Life and Annuity Insurance Company
        Attention: P&I Department
        PPN #000361 A* 6
        Security Description: AAR Corp., 7.98% Series 2001-A1 Senior Note
                              due 2008

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

        Nationwide Life and Annuity Insurance Company
        c/o The Bank of New York
        P. O. Box 19266
        Newark, New Jersey 07195
        Attention: P&I Department

        With a copy to:

        Nationwide Life and Annuity Insurance Company
        One Nationwide Plaza (1-32-05)
        Columbus, Ohio 43215-2220
        Attention: Investment Accounting

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 31-1000740

                       NAMES AND ADDRESSES OF PURCHASERS

AMERICAN FAMILY LIFE INSURANCE COMPANY
6000 American Parkway
Madison, Wisconsin 53783-0001
Attention: Investment Division - Private Placements

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds. Each such wire transfer shall set forth the name of the Company, the full title (including the coupon rate and final maturity date) of the Notes, and the due date and application among principal and interest of the payment being made. Payment shall be made to:

        Firstar Bank Milwaukee, N.A.
        Account of Firstar Trust Company
        ABA #075000022
        For Credit to Account #112-950-027
        For the following Trust Accounts:


        PRINCIPAL AMOUNT   SERIES AND         ACCOUNT               TRUST ACCOUNT
            OF NOTES         TRANCHE            NAME                    NUMBER

           $3,000,000        2001-A1   Universal Life Portfolio     #000018012510
           $2,000,000        2001-A1   Annuities Portfolio          #000018012800
           $5,000,000        2001-A2   AFLIC-Traditional Portfolio  #000018012500

        Attention: Donna Glidden (414) 765-6709
        Credit for PPN #000361 A* 6 in the case of the 2001-A1 Notes and PPN #000361 A@ 4 in the case of the 2001-A2 Note

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment as well as quarterly and annual financial statements, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: BAND & Co.

Taxpayer I.D. Number: 39-6040365

                       NAMES AND ADDRESSES OF PURCHASERS

THE OHIO NATIONAL LIFE INSURANCE COMPANY
P. O. Box 237
Cincinnati, Ohio 45201
Attention: Investment Department
Telefacsimile: (513) 794-4506
OVERNIGHT DELIVERY ADDRESS:
One Financial Way
Cincinnati, Ohio 45242

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "AAR Corp., 8.39% Series 2001-A2 Senior Notes due 2011, PPN 000361 A@ 4, principal, premium or interest") to:

        Firstar Bank, N.A.
        ABA #042-000013
        Fifth and Walnut Streets
        Cincinnati, Ohio 45202

        for credit to: The Ohio National Life Insurance Company
        Account Number 910-275-7

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 31-0397080

                                 DEFINED TERMS

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         "ADDITIONAL NOTES" is defined in Section 2.2.

         "ADDITIONAL PURCHASERS" means purchasers of Additional Notes.

         "AFFILIATE" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "AFFILIATE" is a reference to an Affiliate of the Company.

         "ASSET DISPOSITION" means any Transfer except:

                  (a) any

                           (i) Transfer from a Restricted Subsidiary to the
                  Company or a Wholly-Owned Restricted Subsidiary;

                           (ii) Transfer from the Company to a Wholly-Owned
                  Restricted Subsidiary;

                           (iii) Transfer from the Company to a Restricted
                  Subsidiary (other than a Wholly-Owned Restricted Subsidiary) or from a Restricted Subsidiary to another Restricted Subsidiary (other than a Wholly-Owned Restricted Subsidiary), which in either case is for Fair Market Value, and

                           (iv) Transfer of property from the Company or any
                  Restricted Subsidiary in connection with a Sale-and-Leaseback Transaction entered into within 365 days after the initial acquisition or construction of such property by the Company or any Restricted Subsidiary, so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists; and

                  (b) any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for rent or sale or (ii) equipment, fixtures, supplies


                                   SCHEDULE B
                          (to Note Purchase Agreement)
         or materials no longer required in the operation of the business of the Company or any of its Restricted Subsidiaries or that is obsolete.

         "BUSINESS DAY" means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Chicago, Illinois, are required or authorized to be closed.

         "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "CAPITAL LEASE OBLIGATION" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

         "CHANGE IN CONTROL" has the meaning set forth in Section 8.7.

         "CLOSING" is defined in Section 3.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "COMPANY" means AAR Corp., a Delaware corporation.

         "CONFIDENTIAL INFORMATION" is defined in Section 20.

         "CONSOLIDATED ADJUSTED NET WORTH" means, at any time,

                  (a) the sum of (i) Consolidated Net Worth, plus (ii) Subordinated Debt as of such time, MINUS

                  (b) the sum of (i) the amount by which the book value of all Restricted Investments of the Company and its Restricted Subsidiaries exceeds 20% of Consolidated Net Worth, plus (ii) Consolidated Intangible Assets as of such time.

         "CONSOLIDATED ASSETS" means, at any time, the total assets of the Company and its Restricted Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries.

         "CONSOLIDATED CURRENT ASSETS" means, at any time, the total assets of the Company and its Restricted Subsidiaries which would be shown as current assets on a balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with GAAP at such time.

         "CONSOLIDATED CURRENT LIABILITIES" means, at any time, the total liabilities of the Company and its Restricted Subsidiaries which would be shown as current liabilities on a balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with GAAP at such time.

         "CONSOLIDATED DEBT" means, as of any date of determination, the total of all Debt of the Company and its Restricted Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP.

         "CONSOLIDATED INTANGIBLE ASSETS" means, at any time, the sum of

                  (a) the net book value of all assets, after deducting any reserves applicable thereto, which would be treated as intangible assets of the Company and its Restricted Subsidiaries under GAAP, including, without limitation, good will, trademarks, trade names, service marks, brand names, copyrights, patents and unamortized debt discount and expense, organizational expenses and the excess of the equity in any Restricted Subsidiary over the cost of the investment in such Restricted Subsidiary, PLUS

                  (b) any increase in the amount of Consolidated Net Worth attributable to a write-up in the book value of any assets on the books of the Company and its Restricted Subsidiaries resulting from a revaluation thereof subsequent to February 28, 2001 (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within 12 months after the acquisition of such business).

         "CONSOLIDATED NET INCOME" means, with reference to any period, the net income (or loss) of the Company and its Restricted Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP.

         "CONSOLIDATED NET WORTH" means, at any time,

                  (a) the sum of (i) the par value (or value stated on the books of the corporation) of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) of the Company and its Restricted Subsidiaries plus (ii) the amount of the paid-in capital and retained earnings of the Company and its Restricted Subsidiaries, in each case as such amounts would be shown on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such time prepared in accordance with GAAP, MINUS

                  (b) to the extent included in clause (a), all amounts properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries.

         "CONSOLIDATED TOTAL CAPITALIZATION" means, at any time, the sum of the remainder of Consolidated Adjusted Net Worth and Consolidated Debt minus Subordinated Debt at such time.

         "DEBT" means, with respect to any Person, without duplication,

                  (a) its liabilities for borrowed money determined in accordance with GAAP;

                  (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable and other accrued liabilities arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                  (c) its Capital Lease Obligations;

                  (d) all liabilities for borrowed money (other than Nonrecourse
         Debt) secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

                  (e) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP. For further certainty, obligations of the Company and its Restricted Subsidiaries as lessee in respect of operating leases (including "leveraged leases" and "synthetic leases" that are accounted for as operating leases) under GAAP shall not constitute "Debt".

         "DEBT PREPAYMENT APPLICATION" means, with respect to any Transfer of property, the application by the Company or its Restricted Subsidiaries of cash in an amount equal to the Net Proceeds Amount with respect to such Transfer to pay Debt of the Company (other than (i) Subordinated Debt and (ii) Debt owing to the Company, any of its Subsidiaries or any Affiliate).

         "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "DEFAULT RATE" means that rate of interest that is 2% per annum above the rate of interest stated in clause (a) of the first paragraph of any Tranche of Notes.

         "DISPOSITION VALUE" means, at any time, with respect to any property

                  (a) in the case of property that does not constitute Restricted Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and

                  (b) in the case of property that constitutes Restricted Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Restricted Subsidiary that issued such stock as is equal to the percentage that the book value of such Restricted

         Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Restricted Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

         "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials, air emissions and discharges to waste or public systems.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

         "EVENT OF DEFAULT" is defined in Section 11.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FAIR MARKET VALUE" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "GOVERNMENTAL AUTHORITY" means

                  (a) the government of

                           (i) the United States of America or any State or
                  other political subdivision thereof, or

                           (ii) any jurisdiction in which the Company or any
                  Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

                  (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                  (a) to purchase such Debt or obligation or any property constituting security therefor;

                  (b) to advance or supply funds (i) for the purchase or payment of such Debt or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation;

                  (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation; or

                  (d) otherwise to assure the owner of such Debt or obligation against loss in respect thereof.

In any computation of the Debt or other liabilities of the obligor under any Guaranty, the Debt or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

         "HOLDER" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.1.

         "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note,
(b) any holder of a Note holding more than $2,000,000 of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

         "INVENTORY" means equipment and parts held by the Company or its Restricted Subsidiaries and available for sale or for short-term leasing, whether or not at the time subject to a lease.

         "INVESTMENT" means any investment, made in cash or by delivery of property, by the Company or any of its Restricted Subsidiaries (i) in any Person, whether by acquisition of stock, indebtedness or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise, or
(ii) in any property.

         "INVESTMENT GRADE" means a rating of the Notes of Baa3 or better by Moody's and BBB-or better by S&P.

         "KNOWLEDGE" or "KNOWN" means knowledge of any officer of the Company.

         "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

         "MAKE-WHOLE AMOUNT" shall have the meaning (i) set forth in Section 8.6 with respect to any Series 2001-A Note and (ii) set forth in the applicable Supplement with respect to any other Series of Notes.

         "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties or prospects of the Company and its Restricted Subsidiaries taken as a whole.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement (including any Supplement) and the Notes, or (c) the validity or enforceability of this Agreement (including any Supplement) or the Notes.

         "MEMORANDUM" is defined in Section 5.3.

         "MOODY'S" means Moody's Investors Service, Inc.

         "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

         "NET PROCEEDS AMOUNT" means, with respect to any Transfer of any Property by any Person, an amount equal to the DIFFERENCE of

                  (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, MINUS

                  (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

         "NET PROCEEDS OF CAPITAL STOCK" means, with respect to any period, cash proceeds (net of all costs and out-of-pocket expenses in connection therewith, including, without limitation, placement, underwriting and brokerage fees and expenses), received by the Company during such period, from the sale of all capital stock (other than Redeemable capital stock) of the Company, including in such net proceeds:

                  (a) the net amount paid upon issuance and exercise during such period of any right to acquire any capital stock, or paid during such period to convert a convertible debt Security to capital stock (but excluding any amount paid to the Company upon issuance of such convertible debt Security); and

                  (b) any amount paid to the Company upon issuance of any convertible debt Security issued after February 28, 2001 and thereafter converted to capital stock during such period.

         "NONRECOURSE DEBT" means any Debt of any Person which, by the terms thereof, does not represent a claim against any general assets or revenues of such Person other than the specific assets that are subject to a Lien securing such Debt.

         "NOTES" is defined in Section 1.

         "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "PLAN" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

         "PRIORITY DEBT" means without duplication the sum of (a) all Debt of the Company secured by Liens other than those permitted by paragraphs (a) through (o), both inclusive, of Section 10.4, and (b) all Debt of Restricted Subsidiaries other than (i) Debt owed to the Company or other Restricted Subsidiaries and (ii) Debt outstanding at the time such Person became a Subsidiary.

         "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

         "PROPERTY REINVESTMENT APPLICATION" means, with respect to any Transfer of property, the application of an amount equal to the Net Proceeds Amount with respect to such Transfer to acquire, develop or maintain assets used in the ordinary course of the Company's or Restricted Subsidiaries' business.

         "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

         "RATING AGENCY" means Moody's, S&P or any successor to either Moody's or S&P.

         "RECOURSE DEBT" of a Person means all Debt of such Person other than Nonrecourse Debt.

         "REDEEMABLE" means, with respect to the capital stock of any Person, each share of such Person's capital stock that is:

                  (a) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into Debt of such Person (i) at a fixed or determinable date, whether by operation of sinking fund or otherwise, (ii) at the option of any Person other than such Person, or (iii) upon the occurrence of a condition not solely within the control of such Person; or

                  (b) convertible into other Redeemable capital stock.

         "REQUIRED HOLDERS" means, at any time, the holders of more than 50% in principal amount of the Notes of all Series at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

         "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with primary responsibility for the administration of the relevant portion of this Agreement.

         "RESTRICTED INVESTMENTS" means all Investments except the following:

                  (a) property to be used in the ordinary course of business of the Company and its Restricted Subsidiaries;

                  (b) assets (including promissory notes) arising from the sale of goods and services in the ordinary course of business of the Company and its Restricted Subsidiaries;

                  (c) Investments in one or more Restricted Subsidiaries or any Person that concurrently with such Investment becomes a Restricted Subsidiary;

                  (d) Investments existing on the date of the Closing and disclosed in Schedule 5.4;

                  (e) Investments in United States Governmental Securities, PROVIDED that such obligations mature within 365 days from the date of acquisition thereof;

                  (f) Investments in certificates of deposit or banker's acceptances issued by an Acceptable Bank, PROVIDED that such obligations mature within 365 days from the date of acquisition thereof;

                  (g) Investments in commercial paper given the highest rating by a credit rating agency of recognized national standing and maturing not more than 270 days from the date of creation thereof;

                  (h) Investments in Repurchase Agreements;

                  (i) Investments in tax-exempt obligations of any state of the United States of America, or any municipality of any such state, in each case rated "AA" or better by S&P, "Aa2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing, PROVIDED that such obligations mature within 365 days from the date of acquisition thereof;

                  (j) loans by the Company and its Restricted Subsidiaries to their respective officers and key employees in an aggregate amount not to exceed $4,000,000 at any time outstanding;

                  (k) treasury stock; and

                  (l) Investments in the common stock of investment companies subject to regulation under the Investment Company Act, or so-called "money market funds", whose investments are restricted to those described in paragraphs (e), (f), (g), (h) and (i), both inclusive, above.

As of any date of determination, each Restricted Investment shall be valued at the greater of:

                  (x) the amount at which such Restricted Investment is shown on the books of the Company or any of its Restricted Subsidiaries (or zero if such Restricted Investment is not shown on any such books); and

                  (y) either

                           (i) in the case of any Guaranty of the obligation of
                  any Person, the amount which the Company or any of its Restricted Subsidiaries has paid on account of such obligation less any recoupment by the Company or such Restricted Subsidiary of any such payments, or

                           (ii) in the case of any other Restricted Investment,
                  the excess of (x) the greater of (A) the amount originally entered on the books of the Company or any of its Restricted Subsidiaries with respect thereto and (B) the cost thereof to the Company or its Restricted Subsidiary over (y) any return of capital (after income taxes applicable thereto) upon such Restricted Investment through the sale or other liquidation thereof or part thereof or otherwise.

         As used in this definition of "Restricted Investments":

                 "ACCEPTABLE BANK" means Bank of America and any other bank or trust company (i) which is organized under the laws of the United States of America or any State thereof, and (ii) whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank or trust company) shall have been given a rating of "A" or better by S&P, "A2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing.

                 "ACCEPTABLE BROKER-DEALER" means any Person other than a natural person (i) which is registered as a broker or dealer pursuant to the Exchange Act and (ii) whose long-term unsecured debt obligations shall have been given a rating of "A" or better by S&P, "A2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing.

                 "REPURCHASE AGREEMENT" means any written agreement

                            (a) that provides for (i) the transfer of one or
                 more United States Governmental Securities in an aggregate principal amount at least equal to the amount of the Transfer Price (defined below) to the Company or any of its Restricted Subsidiaries from an Acceptable Bank or an Acceptable Broker-Dealer against a transfer of funds (the "TRANSFER PRICE") by the Company or such Restricted Subsidiary to such Acceptable Bank or Acceptable Broker-Dealer, and (ii) a simultaneous agreement by the Company or such Restricted Subsidiary, in connection with such transfer of funds, to transfer to such Acceptable Bank or Acceptable Broker-Dealer the same or substantially similar United States Governmental Securities for a price not less than the Transfer Price plus a reasonable return thereon at a date certain not later than 365 days after such transfer of funds,

                            (b) in respect of which the Company or such
                 Restricted Subsidiary shall have the right, whether by contract or pursuant to applicable law, to liquidate such agreement upon the occurrence of any default thereunder, and

                            (c) in connection with which the Company or such
                 Restricted Subsidiary, or an agent thereof, shall have taken all action required by applicable law or regulations to perfect a Lien in such United States Governmental Securities.

                 "UNITED STATES GOVERNMENTAL SECURITY" means any direct obligation of, or obligation guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

                 "RESTRICTED SUBSIDIARY" means any Subsidiary which (i) at least a majority of the voting securities of such Subsidiary are owned by the Company and/or one or more Wholly-Owned Restricted Subsidiaries, and
         (ii) has not been designated as an Unrestricted Subsidiary by the Company as reflected in Schedule 5.4 or by written notice given to the holders of all Notes in accordance with Section 10.9.

                 "RESTRICTED SUBSIDIARY STOCK" means, with respect to any Person, the stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Restricted Subsidiary of such Person.

                 "SALE-AND-LEASEBACK TRANSACTION" means a transaction or series of transactions pursuant to which the Company or any Restricted Subsidiary shall sell or transfer to any Person (other than the Company or a Restricted Subsidiary) any property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, the Company or any Restricted Subsidiary shall rent or lease as lessee or similarly acquire the right to possession or use of, such property or one or more properties which it intends to use for the same purpose or purposes as such property.

                 "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.

                 "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

                 "SECURITY" has the meaning set forth in section 2(1) of the Securities Act of 1933, as amended.

                 "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

                 "SERIES" means all of the Notes of all Tranches issued pursuant to the original Note Agreement or, as the case may be, any Supplement.

                 "SIGNIFICANT SUBSIDIARY" means at any time any Restricted Subsidiary which accounts for more than (i) 10% of the Consolidated Assets of the Company and its Restricted Subsidiaries or (ii) 10% of consolidated revenue of the Company and its Restricted Subsidiaries.

                 "SUBORDINATED DEBT" means any Debt of the Company that is
         (i) junior and subordinate in right of payment to the Notes of all Series pursuant to subordination provisions that have been approved in writing by the Required Holders and (ii) has a final maturity no earlier than any of the Notes and a weighted average life to maturity (determined in accordance with standard financial practice) that is no shorter than any of the Notes.

                 "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

                 "SUCCESSOR CORPORATION" has the meaning set forth in
         Section 10.6.

                 "TRANCHE" means all Notes of any Series having the same ranking, maturity, interest rate and schedule for mandatory prepayments.

                 "TRANSFER" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Restricted Subsidiary Stock. For purposes of determining the application of the Net Proceeds Amount in respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each yielding a separate Net Proceeds Amount. In any such case, the Disposition Value of any property subject to each such separate Transfer shall be determined by ratably allocating the aggregate Disposition Value of all property subject to all such separate Transfers to each such separate Transfer on a proportionate basis.

                 "UNRESTRICTED SUBSIDIARY" means AAR Financial Services Corp. and AAR International Financial Services, LLC and any other Subsidiary which is so designated pursuant to Section 10.9.

                 "WHOLLY-OWNED RESTRICTED SUBSIDIARY" means any Restricted Subsidiary of the Company all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Restricted Subsidiaries.

                          SUBSIDIARIES OF THE COMPANY
                       AND OWNERSHIP OF SUBSIDIARY STOCK

                                                  RESTRICTED/     JURISDICTION             % SHARES
           ENTITY                               UNRESTRICTED/   OF ORGANIZATION          OUTSTANDING AND
                                                  AFFILIATE                                   OWNED

AAR CORP.                                        Restricted         Delaware                     100%
d/b/a AAR Aviation                               Restricted
d/b/a AAR Marketing Services Company             Restricted

AAR AIRCRAFT & ENGINE GROUP, INC.                Restricted         Illinois                     100%
d/b/a AAR Aircraft Turbine Center                Restricted
d/b/a AAR Aircraft Sales & Leasing               Restricted
d/b/a AAR Engine Sales & Leasing                 Restricted
d/b/a AAR Allen Aircraft                         Restricted

AAR ENGINE SERVICES, INC.                        Restricted         Illinois                     100%
d/b/a AAR Engine Component Services              Restricted
d/b/a AAR Energy Services                        Restricted

AAR AIRFRAME & ACCESSORIES GROUP, INC.           Restricted         Illinois                     100%
d/b/a AAR Distribution                           Restricted
d/b/a AAR Expendables                            Restricted
d/b/a AAR Defense Systems                        Restricted
d/b/a AAR Air Sales                              Restricted
d/b/a AAR Oklahoma                               Restricted
d/b/a AAR Aircraft Services                      Restricted

AAR ALLEN SERVICES, INC.                         Restricted         Illinois                     100%
d/b/a AAR Landing Gear Services                  Restricted
d/b/a AAR Aircraft Component Services            Restricted
d/b/a AAR Hermetic                               Restricted
d/b/a AAR Tempco                                 Restricted
d/b/a Mars Aircraft Radio                        Restricted

AAR CORP. CHARITABLE FOUNDATION                  Restricted         Illinois            N/A - Not for Profit

AAR DO BRASIL LTDA.                              Restricted          Brazil                       99%
                                                                                                  1%

AAR FINANCIAL SERVICES CORP.                     Unrestricted       Illinois                     100%

AAR INTERNATIONAL FINANCIAL SERVICES, L.L.C.     Unrestricted       Illinois                      10%
                                                                                                  90%

AAR INTERNATIONAL, INC.                          Restricted         Illinois                     100%
d/b/a AAR Distribution International             Restricted
d/b/a AAR Aircraft Component Services            Restricted

AAR IRELAND LIMITED                              Restricted         Ireland                      100%

AAR MANUFACTURING GROUP, INC.                    Restricted         Illinois                     100%
d/b/a AAR Manufacturing                          Restricted
d/b/a AAR-ATICS                                  Restricted
d/b/a AAR Cargo Systems                          Restricted
d/b/a AAR Cadillac Manufacturing                 Restricted
d/b/a AAR Composites                             Restricted
d/b/a AAR Craig Systems                          Restricted
d/b/a AAR Skydyne                                Restricted

AAR POWERBOSS, INC.                              Restricted         Illinois                     100%
d/b/a AAR PowerBoss                              Restricted

AAR RECEIVABLES CORPORATION                      Restricted         Illinois                     100%

AAR TRANSNATIONAL CORPORATION                    Restricted     U.S. Virgin Islands              100%



TECHNISCH HANDELSKANTOOR LLOYD B.V.              Restricted        Netherlands                   100%

ALLEN AIRMOTIVE PROPERTIES B.V.                  Restricted        Netherlands                   100%

AAR/SSB I, LLC                                    Affiliate         Illinois                      50%
                                                                                                  50%

AAR/SSB II, LLC                                   Affiliate         Illinois                      50%
                                                                                                  50%

ARICRAFT NO. 1, LLC                               Affiliate         Illinois                      50%
                                                                                                  50%

AIRCRAFT NO. 2, LLC                               Affiliate         Illinois                      50%
                                                                                                  50%



                                                                 OWNER
ENTITY                                               (INDICATE OFFICER OR DIRECTOR)



AAR CORP.                                                     Publicly Held
d/b/a AAR Aviation
d/b/a AAR Marketing Services Company

AAR AIRCRAFT & ENGINE GROUP, INC.                               AAR Corp.
d/b/a AAR Aircraft Turbine Center
d/b/a AAR Aircraft Sales & Leasing
d/b/a AAR Engine Sales & Leasing
d/b/a AAR Allen Aircraft

AAR ENGINE SERVICES, INC.                           AAR Aircraft & Engine Group, Inc.
d/b/a AAR Engine Component Services
d/b/a AAR Energy Services

AAR AIRFRAME & ACCESSORIES GROUP, INC.                          AAR Corp.
d/b/a AAR Distribution
d/b/a AAR Expendables
d/b/a AAR Defense Systems
d/b/a AAR Air Sales
d/b/a AAR Oklahoma
d/b/a AAR Aircraft Services

AAR ALLEN SERVICES, INC.                         AAR Airframe & Accessories Group, Inc.
d/b/a AAR Landing Gear Services
d/b/a AAR Aircraft Component Services
d/b/a AAR Hermetic
d/b/a AAR Tempco
d/b/a Mars Aircraft Radio

AAR CORP. CHARITABLE FOUNDATION                                 AAR Corp.

AAR DO BRASIL LTDA.                                      AAR International, Inc.
                                                                AAR Corp.

AAR FINANCIAL SERVICES CORP.                                    AAR Corp.

AAR INTERNATIONAL FINANCIAL SERVICES, L.L.C.             AAR International, Inc.
                                                      AAR Financial Services Corp.

AAR INTERNATIONAL, INC.                                         AAR Corp.
d/b/a AAR Distribution International
d/b/a AAR Aircraft Component Services

AAR IRELAND LIMITED                                      AAR International, Inc.

AAR MANUFACTURING GROUP, INC.                                   AAR Corp.
d/b/a AAR Manufacturing
d/b/a AAR-ATICS
d/b/a AAR Cargo Systems
d/b/a AAR Cadillac Manufacturing
d/b/a AAR Composites
d/b/a AAR Craig Systems
d/b/a AAR Skydyne

AAR POWERBOSS, INC.                                   AAR Manufacturing Group, Inc.
d/b/a AAR PowerBoss

AAR RECEIVABLES CORPORATION                                     AAR Corp.

AAR TRANSNATIONAL CORPORATION                                   AAR Corp.



TECHNISCH HANDELSKANTOOR LLOYD B.V.                             AAR Corp.

ALLEN AIRMOTIVE PROPERTIES B.V.                    Technisch Handelskantoor Lloyd B.V.

AAR/SSB I, LLC                                  AAR International Financial Services, LLC
                                                    State Street Bank & Trust Company

AAR/SSB II, LLC                                 AAR International Financial Services, LLC
                                                    State Street Bank & Trust Company

ARICRAFT NO. 1, LLC                                      AAR International, Inc.
                                                            Crane 737-200, LLC

AIRCRAFT NO. 2, LLC                                      AAR International, Inc.
                                                            Crane 737-200, LLC


                                  SCHEDULE 5.4
                          (to Note Purchase Agreement)

                                      5.4-2

                                   AAR CORP.

OFFICERS

David P. Storch              President & CEO
Philip C. Slapke             Vice President, Aircraft and Engine Sales & Leasing
Peter K. Chapman             Vice President, Marketing & Business Development
Joseph M. Guillion           Vice President, Strategic Planning & Acquisitions
A. Lee Hall                  Vice President, Special Projects
Douglas S. Hara              Vice President, Purchasing & Facilities
Michael K. Carr              Vice President, Tax and Assistant Treasurer
James J. Clark               Vice President, Component Services
J. Steven McConnell          Vice President, Parts Trading
Robert McQuade               Vice President, Human Resources
David E. Prusiecki           Vice President, Defense Programs
James N. Vincent             Vice President, Aircraft Turbine Center
Timothy Romenesko            Vice President, Chief Financial Officer & Treasurer
Michael J. Sharp             Vice President, Chief Accounting Officer & Controller
Howard A. Pulsifer           Vice President, General Counsel & Secretary
Timothy O. Skelly            Assistant Secretary
Donald J. Vilim              Assistant Secretary


BOARD MEMBERS

                        A. Robert Abboud
                        Howard B. Bernick
                        James G. Brocksmith, Jr.
                        Ira A. Eichner
                        Edgar D. Jannotta
                        Joel D. Spungin
                        Lee B. Stern
                        David P. Storch
                        Richard D. Tabery



                                     5.4-3

                     AAR CORP. AND RESTRICTED SUBSIDIARIES
                                  INVESTMENTS
(in thousands)
                                        February 28, 2001

        Restricted Securities                 5,936

        Investment in Joint Ventures          6,467
                                              -----
        TOTAL                                12,403
                                             ======


                                     5.4-4

                              FINANCIAL STATEMENTS


1.      AAR Corp. Form 10-K for the annual period ended May 31, 2000.

2.      AAR Corp. Form 10-Q for the quarterly period ended August 31, 2000

3.      AAR Corp. Form 10-Q for the quarterly period ended November 30, 2000

4.      AAR Corp. Form 10-Q for the quarterly period ended February 28, 2001


                                  SCHEDULE 5.5
                          (to Note Purchase Agreement)

                     AAR CORP. AND RESTRICTED SUBSIDIARIES
                        EXISTING INDEBTEDNESS AND LIENS



                                                                                        (in thousands)
EXISTING INDEBTEDNESS                                                                  February 28, 2001

1.   Notes payable due November 1, 2001 with interest of 9.5%
     payable semi-annually on May 1 and November 1 (Public Debt)                            65,000

2.   Notes payable due October 15, 2003, with interest of 7.25%
     payable semi-annually on April 15 and October 15 (Public Debt)                         50,000

3.   Notes payable due December 15, 2007 with interest of 6.875%
     payable semi-annually on June 15 and December 15 (Public Debt)                         60,000

4.   Industrial revenue bonds due in quarterly installments to 2011 with weighted average interest of approximately 4.60%
     (secured by trust indentures on property, plant and equipment)                          2,008

5.   Industrial revenue bonds due in installments to 2002 with
     weighted average interest of approximately 7.47%
     (secured by trust indentures on property, plant and equipment)                             42

6.   Industrial revenue bonds due in monthly installments to 2019 with
     Interest of 5.65% (secured by trust indentures on property, plant and
     equipment)                                                                              2,121

7.   Note payable due in annual installments to October 2003 with
     interest of 6.5%                                                                        1,358

8.   Note payable due June 2001                                                             13,242

9.   Short term debt                                                                        36,000

TOTAL                                                                                      229,771
                                                                                           =======

LIENS

10.  Receivables securitization program                                                     18,984

11.  Factored receivables with recourse (secured by specific accounts)                      14,489


TOTAL                                                                                       33,473
                                                                                            ======



                                SCHEDULE 5.15
                         (to Note Purchase Agreement)

                                 [FORM OF NOTE]

                                    AAR CORP.

                7.98% SERIES 2001-A1 SENIOR NOTE DUE MAY 15, 2008

No. A1-[____]                                                             [Date]
 $[__________]                                                   PPN 000361 A* 6

      FOR VALUE RECEIVED, the undersigned, AAR CORP. (herein called the "COMPANY"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [_____________________] or registered assigns, the principal sum of [______________] DOLLARS on May 15, 2008 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.98% per annum from the date hereof, payable semiannually, on the first day of June and December in each year, commencing with the first day of June or December next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at 9.98% per annum.

      Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America in Chicago, Illinois, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

      This Note is one of a Series of Senior Notes (herein called the "NOTES") issued pursuant to separate Note Purchase Agreement, dated as of May 1, 2001 (as from time to time amended, supplemented or modified, the "NOTE PURCHASE AGREEMENT"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.

      This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.


                                  EXHIBIT 1-A
                            (to Note Purchase Agreement)

AAR Corp.                                                Note Purchase Agreement


      The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

      If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

      This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                       AAR CORP.



                                       By ____________________________________
                                       Name:__________________________________
                                       Title: ________________________________



                                     E-1-A-2

                                 [FORM OF NOTE]

                                    AAR CORP.

                8.39% SERIES 2001-A2 SENIOR NOTE DUE MAY 15, 2011

No. A2-[____]
                                                                          [Date]
 $[__________]                                                   PPN 000361 A@ 4

      FOR VALUE RECEIVED, the undersigned, AAR CORP. (herein called the "COMPANY"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [_____________________] or registered assigns, the principal sum of [______________] DOLLARS on May 15, 2011 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 8.39% per annum from the date hereof, payable semiannually, on the first day of June and December in each year, commencing with the first day of June or December next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at 10.39% per annum.

      Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America in Chicago, Illinois, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

      This Note is one of a Series of Senior Notes (herein called the "NOTES") issued pursuant to separate Note Purchase Agreement, dated as of May 1, 2001 (as from time to time amended, supplemented or modified, the "NOTE PURCHASE AGREEMENT"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.

      This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.




                                   EXHIBIT 1-B
                          (to Note Purchase Agreement)

AAR Corp.                                                Note Purchase Agreement


      The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

      If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

      This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                       AAR CORP.



                                       By  ___________________________________
                                       Name:   _______________________________
                                       Title: ________________________________


                                     E-1-B-2

                       FORM OF OPINION OF SPECIAL COUNSEL
                                 TO THE COMPANY

      The closing opinion of Schiff Hardin & Waite, special counsel to the Company, which is called for by Section 4.4 of the Note Purchase Agreement, shall be dated the date of Closing and addressed to the Purchasers, shall be satisfactory in scope and form to each Purchaser and shall be to the effect that:

       1. To such counsel's knowledge, after due inquiry, no consent or approval of any nature or form, or filing with, any Governmental Authority of the States of Delaware or Illinois or the United States of America, is necessary in connection with the execution and delivery of the Note Purchase Agreement or the Series 2001-A Notes.

       2. The issuance and sale of the Series 2001-A Notes and the execution, delivery and performance by the Company of the Note Purchase Agreement do not violate the Articles of Incorporation or By-laws of the Company.

       3. The issuance, sale and delivery of the Series 2001-A Notes under the circumstances contemplated by the Note Purchase Agreement do not, under existing law, require the registration of the Series 2001-A Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

       4. Neither the issuance of the Series 2001-A Notes nor the application of the proceeds of the sale of the Series 2001-A Notes will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System.

       5. The Company is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

      The opinion of Schiff Hardin & Waite shall cover such other matters relating to the sale of the Series 2001-A Notes as each Purchaser may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and other officers of the Company.


                               EXHIBIT 4.4(a)
                       (to Note Purchase Agreement)

                        FORM OF OPINION OF SENIOR COUNSEL
                                 TO THE COMPANY

      The closing opinion of Donald J. Vilim, Esq., Senior Counsel to the Company, which is called for by Section 4.4 of the Note Purchase Agreement, shall be dated the date of Closing and addressed to the Purchasers, shall be satisfactory in scope and form to each Purchaser and shall be to the effect that:

       1. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the corporate power and the corporate authority to execute and perform the Note Purchase Agreement and to issue the Series 2001-A Notes and, to such counsel's knowledge, each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company has the full corporate power and the corporate authority to conduct the activities in which it is now engaged. The Company and each Subsidiary are duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary except in jurisdictions where the failure to be so qualified or licensed would not have a Material Adverse Effect.

       2. All of the issued and outstanding shares of capital stock of each such Subsidiary have been duly issued, are fully paid and non-assessable and are owned by the Company, by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

       3. The Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

       4. The Series 2001-A Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

       5. The issuance and sale of the Series 2001-A Notes and the execution, delivery and performance by the Company of the Note Purchase Agreement will not violate or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of any agreement or other instrument which has been filed as an exhibit to AAR's Annual Report on Form 10-K for the period ended May 31, 2000 or any subsequent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission prior to the date hereof.


                               EXHIBIT 4.4(a)
                       (to Note Purchase Agreement)

AAR Corp.                                                Note Purchase Agreement


       6. There are no actions, suits or proceedings pending or, to the knowledge of such counsel after due inquiry, threatened against or affecting the Company or any Subsidiary before any Governmental Authority or arbitration board or tribunal which, if adversely determined, would have a Material Adverse Effect. To the knowledge of such counsel, neither the Company nor any Subsidiary is in default with respect to any court or governmental authority, or arbitration board or tribunal.

      The opinion of Senior Counsel to the Company shall cover such other matters relating to the sale of the Series 2001-A Notes as each Purchaser may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and other officers of the Company.


                                EXHIBIT 4.4(a)-2

                       FORM OF OPINION OF SPECIAL COUNSEL
                                TO THE PURCHASERS

      The closing opinion of Chapman and Cutler, special counsel to the Purchasers, called for by Section 4.4 of the Note Purchase Agreement, shall be dated the date of Closing and addressed to each Purchaser, shall be satisfactory in form and substance to each Purchaser and shall be to the effect that:

       1. The Company is a corporation, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and the corporate authority to execute and deliver the Note Purchase Agreement and to issue the Series 2001-A Notes.

       2. The Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

       3. The Series 2001-A Notes have been duly authorized by all necessary corporate action on the part of the Company, and the Series 2001-A Notes being delivered on the date hereof have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

       4. The issuance, sale and delivery of the Series 2001-A Notes under the circumstances contemplated by the Note Purchase Agreement do not, under existing law, require the registration of the Series 2001-A Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

      The opinion of Chapman and Cutler shall also state that the opinion of Schiff Hardin & Waite, special counsel to the Company, and the opinion of Donald
J. Vilim, Esq., Senior Counsel to the Company, are satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchasers are justified in relying thereon. With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company and upon representations of the Company and the Purchasers delivered in connection with the issuance and sale of the Series 2001-A Notes.

      In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely, as to matters referred to in paragraph 1, solely upon an examination of the Certificate of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of Delaware, the Bylaws of the Company and the general business corporation law of the State of Delaware. The opinion of Chapman and Cutler is limited to the laws of the State of Illinois, the general business corporation law of the State of Delaware and the Federal laws of the United States.

                                  EXHIBIT 4.4(b)
                          (to Note Purchase Agreement)

================================================================================


                                    AAR CORP.




                 [NUMBER] SUPPLEMENT TO NOTE PURCHASE AGREEMENT



                       Dated as of ______________________








                 Re: $_________________% Series __ Senior Notes
                            Due _____________________


================================================================================


                                    EXHIBIT S
                          (to Note Purchase Agreement)

                                    AAR CORP.
                         1100 NORTH WOOD DALE ROAD WOOD
                              DALE, ILLINOIS 60191


                                                                     Dated as of
                                                     ____________________,  20__


To the Purchaser(s) named in
Schedule A hereto


Ladies and Gentlemen:

      This [Number] Supplement to Note Purchase Agreement (the "SUPPLEMENT") is between AAR CORP., a _________ corporation (the "COMPANY"), and the institutional investors named on Schedule A attached hereto (the "PURCHASERS").

      Reference is hereby made to that certain Note Purchase Agreement dated as of May 1, 2001 (the "NOTE PURCHASE AGREEMENT") between the Company and the purchasers listed on Schedule A thereto. All capitalized terms not otherwise defined herein shall have the same meaning as specified in the Note Purchase Agreement. Reference is further made to Section 4.11 of the Note Purchase Agreement which requires that, prior to the delivery of any Additional Notes, the Company and each Additional Purchaser shall execute and deliver a Supplement.

      The Company hereby agrees with the Purchaser(s) as follows:

      1. The Company has authorized the issue and sale of $__________ aggregate principal amount of its _____% Series ___ Senior Notes due _________, ____ (the "SERIES ___ NOTES"). The Series ___ Notes, together with the Series 2001-A Notes [and the Series __ Notes] initially issued pursuant to the Note Purchase Agreement and each Series of Additional Notes which may from time to time hereafter be issued pursuant to the provisions of Section 2.2 of the Note Purchase Agreement, are collectively referred to as the "Notes" (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement). The Series ___ Notes shall be substantially in the form set out in Exhibit 1 hereto with such changes therefrom, if any, as may be approved by the Purchaser(s) and the Company.

      2. Subject to the terms and conditions hereof and as set forth in the Note Purchase Agreement and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, Series __ Notes in the principal amount set forth opposite such Purchaser's name on Schedule A hereto at a price of 100% of the principal amount thereof on the closing date hereafter mentioned.

      3. The sale and purchase of the Series __ Notes to be purchased by each Purchaser shall occur at the offices of [Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois

60603,] at 11:00 A.M. Chicago time, at a closing (the "CLOSING") on ______, ____ or on such other Business Day thereafter on or prior to _______, ____ as may be agreed upon by the Company and the Purchasers. At the Closing, the Company will deliver to each Purchaser the Series __ Notes to be purchased by such Purchaser in the form of a single Series __ Note (or such greater number of Series __ Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser's name (or in the name of such Purchaser's nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number [__________________________] at ____________ Bank,
[INSERT BANK ADDRESS, ABA NUMBER FOR WIRE TRANSFERS, AND ANY OTHER RELEVANT WIRE TRANSFER information]. If, at the Closing, the Company shall fail to tender such Series __ Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser's satisfaction, such Purchaser shall, at such Purchaser's election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

      4. The obligation of each Purchaser to purchase and pay for the Series __ Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to the Closing, of the conditions set forth in Section 4 of the Note Purchase Agreement with respect to the Series __ Notes to be purchased at the Closing, and to the following additional conditions:

             (a) Except as supplemented, amended or superceded by the representations and warranties set forth in Exhibit A hereto, each of the representations and warranties of the Company set forth in Section 5 of the Note Purchase Agreement shall be correct as of the date of Closing and the Company shall have delivered to each Purchaser an Officer's Certificate, dated the date of the Closing certifying that such condition has been fulfilled.

             (b) Contemporaneously with the Closing, the Company shall sell to each Purchaser, and each Purchaser shall purchase, the Series __ Notes to be purchased by such Purchaser at the Closing as specified in Schedule A.

      5. [Here insert special provisions for Series A Notes including prepayment provisions applicable to Series __ Notes (including Make-Whole Amount) and closing conditions applicable to Series ___ Notes].

      6. Each Purchaser represents and warrants that the representations and warranties set forth in Section 6 of the Note Purchase Agreement are true and correct on the date hereof with respect to the purchase of the Series __ Notes by such Purchaser.

      7. The Company and each Purchaser agree to be bound by and comply with the terms and provisions of the Note Purchase Agreement as fully and completely as if such Purchaser were an original signatory to the Note Purchase Agreement.

      The execution hereof shall constitute a contract between the Company and the Purchaser(s) for the uses and purposes hereinabove set forth, and this agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                       AAR CORP.


                                       By_____________________________________
                                         Name:________________________________
                                         Title:_______________________________

Accepted as of __________, _____

                                        [VARIATION]

                                       By_____________________________________
                                         Name:________________________________
                                         Title:_______________________________

                   INFORMATION RELATING TO PURCHASERS


                                                                 PRINCIPAL
NAME AND ADDRESS OF PURCHASER                                AMOUNT OF SERIES
                                                               __ NOTES TO BE
                                                                 PURCHASED


 [NAME OF PURCHASER]                                         $

(1)    All payments by wire transfer
       of immediately available funds to:




       with sufficient information to identify the source and application of such funds.

(2)    All notices of payments and written
       confirmations of such wire transfers:




(3)    All other communications:














                                   SCHEDULE A
                                 (to Supplement)

                      SUPPLEMENTAL REPRESENTATIONS

      The Company represents and warrants to each Purchaser that except as hereinafter set forth in this Exhibit A, each of the representations and warranties set forth in Section 5 of the Note Purchase Agreement is true and correct as of the date hereof with respect to the Series __ Notes with the same force and effect as if each reference to "Series ____ Notes" set forth therein was modified to refer the "Series __ Notes" and each reference to "this Agreement" therein was modified to refer to the Note Purchase Agreement as supplemented by the _______ Supplement. The Section references hereinafter set forth correspond to the similar sections of the Note Purchase Agreement which are supplemented hereby:

    SECTION 5.3. DISCLOSURE. The Company, through its agent, Banc of America Securities LLC, has delivered to each Purchaser a copy of a Private Placement Memorandum, dated ____________ (the "MEMORANDUM"), relating to the transactions contemplated by the ______ Supplement. The Note Purchase Agreement, the Memorandum, the documents, certificates or other writings delivered to each Purchaser by or on behalf of the Company in connection with the transactions contemplated by the Note Purchase Agreement and the _______ Supplement and the financial statements listed in Schedule 5.5 to the _____ Supplement, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since ____________, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Restricted Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

    SECTION 5.4. ORGANIZATION AND OWNERSHIP OF SHARES OF RESTRICTED SUBSIDIARIES. (a) Schedule 5.4 to the ______ Supplement contains (except as noted therein) complete and correct lists of the Company's Restricted and Unrestricted Subsidiaries, and showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary.

   SECTION 5.13. PRIVATE OFFERING BY THE COMPANY. Neither the Company nor anyone acting on its behalf has offered the Series ___ Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than [_] other Institutional Investors, each of which has been offered the Series __ Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

   SECTION 5.14. USE OF PROCEEDS; MARGIN REGULATIONS. The Company will apply the proceeds of the sale of the Series __ Notes to ______________________________ and for general corporate purposes. No part of the proceeds from the sale of the Series __ Notes pursuant to the _____ Supplement will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 222), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of
                                    EXHIBIT A
                                 (to Supplement)
said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

   SECTION 5.15. EXISTING DEBT; FUTURE LIENS. (a) Schedule 5.15 to the _________ Supplement sets forth a complete and correct list of all outstanding Debt of the Company and its Restricted Subsidiaries as of _____________, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Restricted Subsidiaries. Neither the Company nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Restricted Subsidiary and no event or condition exists with respect to any Debt of the Company or any Restricted Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

[Add any additional Sections as appropriate at the time the Series ___ Notes are issued]

                            [FORM OF SERIES __ NOTE]

                                    AAR CORP.

                  ___% SERIES __ SENIOR NOTE DUE ______________

No. [_________]                                                           [Date]
$[____________]                                               PPN[_____________]

      FOR VALUE RECEIVED, the undersigned, AAR CORP. (herein called the "COMPANY"), a corporation organized and existing under the laws of the State of ____________, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] DOLLARS on _______________,
with interest (computed on the basis of a 360-day year of twelve 30-day months)
(a) on the unpaid balance thereof at the rate of ____% per annum from the date hereof, payable semiannually, on the _____ day of ______ and ______ in each year, commencing on the first of such dates after the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) [coupon + 2%]% or (ii) 2% over the rate of interest publicly announced by _________________ from time to time in ____________________ as its "base" or
"prime" rate.

      Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at ______________________, in ______________________, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

      This Note is one of a Series of Senior Notes (the "NOTES") issued pursuant to a Supplement to the Note Purchase Agreement dated as of May 1, 2001 (as from time to time amended, supplemented or modified, the "NOTE PURCHASE AGREEMENT"), between the Company, the Purchasers named therein and Additional Purchasers of Notes from time to time issued pursuant to any Supplement to the Note Purchase Agreement. This Note and the holder hereof are entitled equally and ratably with the holders of all other Notes of all Series from time to time outstanding under the Note Purchase Agreement to all the benefits provided for thereby or referred to therein. Each holder of this Note will be deemed, by its acceptance hereof, to have made the representation set forth in Section 6.2 of the Note Purchase Agreement, PROVIDED that such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA.

      This Note is registered with the Company and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note of an identical Series for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

      [The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.] [This Note is not subject to regularly scheduled prepayments of principal.] This Note is [also] subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

      If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

      This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of __________ excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.


                                       AAR CORP.



                                       By_______________________________________
                                            Name:_______________________________
                                            Title:______________________________


                                       -2-